EXHIBIT 10.08*

                                                               Agreement Number:









                                    AGREEMENT

                                     between

                             FISERV SOLUTIONS, INC.
                                255 Fiserv Drive
                            Brookfield, WI 53045-5815

                                       and

                                  CAPITAL BANK
                                 P. O. Box 18949
                             Raleigh, NC 27619-8949








                               Date: November 2001



                                [LOGO - FISERV]






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* Selected portions have been deleted as confidential pursuant to Rule 24b-2.
Complete copies of the entire exhibit have been filed separately with the Commission and marked "CONFIDENTIAL TREATMENT".

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AGREEMENT dated as of November 1, 2001 ("Agreement") between FISERV SOLUTIONS,
INC., a Wisconsin corporation ("Fiserv"), and Capital Bank, a North Carolina financial institution ("Client").

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       Fiserv and Client hereby agree as follows:

         1. Term. The initial term of this Agreement shall be 48 months and, unless written notice of non-renewal is provided by either party at least 180 days prior to expiration of the initial term or any renewal term, this Agreement shall automatically renew for a renewal term of 12 months. This Agreement shall commence on the earliest of the day Fiserv Services (as defined below) are first used by Client or January 1, 2002 .

         2. Services. (a) Services Generally. Fiserv, itself and through its affiliates, agrees to provide Client, and Client agrees to obtain from Fiserv services ("Services") and products ("Products") (collectively, "Fiserv Services") described in the attached Exhibits:

       Exhibit A - Account Processing Services
       Exhibit B - Item Processing Services
       Exhibit H - Additional Services (Disaster Recovery)
       Exhibit O - Internet Banking Services

         The Exhibits set forth specific terms and conditions applicable to the Services and/or Products, and, where applicable, the Fiserv affiliate so performing. Client may select additional services and products from time to time by incorporating an appropriate Exhibit to this Agreement.

         (b) Conversion Services. Fiserv will convert Client's existing applicable data and/or information to the Fiserv Services. Those activities designed to transfer the processing from Client's present servicer to the Fiserv Services are referred to as "Conversion Services". Client agrees to cooperate with Fiserv in connection with Fiserv's provision of Conversion Services and to provide all necessary information and assistance to facilitate the conversion. Client is responsible for all out-of-pocket expenses associated with the Conversion Services. Fiserv will provide Conversion Services as required in connection with Fiserv Services.

         (c) Training Services. Fiserv shall provide training, training aids, user manuals, and other documentation for Client's use as Fiserv finds necessary to enable Client personnel to become familiar with Fiserv Services. If requested by Client, classroom training in the use and operation of Fiserv Services will be provided at a training facility designated by Fiserv. All such training aids and manuals remain Fiserv's property.

         3.   Fees for Fiserv Services. (a) General. Client agrees to pay
              Fiserv:
         (i) estimated fees for Fiserv Services for the following month as specified in the Exhibits;
         (ii) estimated out-of-pocket charges for the following month payable by Fiserv for the account of Client; and
         (iii) estimated Taxes (as defined below) thereon (collectively, "Estimated Fees").

Fiserv shall timely reconcile Estimated Fees paid by Client for the Fiserv Services for the month and the fees and charges actually due Fiserv based on Client's actual use of Fiserv Services for such month. Fiserv shall either issue a credit to Client or provide Client with an invoice for any additional fees or other charges owed. Fiserv may change the amount of Estimated Fees billed to reflect appropriate changes in actual use of Fiserv Services. Estimated Fees may be increased from time to time as set forth in the Exhibits. Upon notification to and acceptance by Client, Fiserv may increase its fees in excess of amounts listed in the Exhibits in the event that Fiserv implements major system enhancements to comply with changes in law, government regulation, or industry practices.

         (b) Additional Charges. Fees for out-of-pocket expenses, such as telephone, microfiche, courier, and other charges incurred by Fiserv for goods or services obtained by Fiserv on Client's behalf shall be billed to Client at cost plus the applicable Fiserv administrative fee. Such out-of-pocket expenses may be changed from time to time upon notification of a fee change from a vendor/provider.


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         (c) Taxes. Fiserv shall add to each invoice any sales, use, excise, value added, and other taxes and duties however designated that are levied by any taxing authority relating to the Fiserv Services ("Taxes"). In no event shall "Taxes" include taxes based upon the net income of Fiserv.

         (d) Exclusions. The Estimated Fees do not include, and Client shall be responsible for, furnishing transportation or transmission of information between Fiserv's service center(s), Client's site(s), and any applicable clearing house, regulatory agency, or Federal Reserve Bank.

         (e) Payment Terms. Estimated Fees are due and payable monthly upon receipt of invoice. Client shall pay Fiserv through the Automated Clearing House. In the event any amounts due remain unpaid beyond the 30th day after payment is due, Client shall pay a late charge of 1.5% per month. Client agrees that it shall neither make nor assert any right of deduction or set-off from Estimated Fees on invoices submitted by Fiserv for Fiserv Services.

         4. Access to Fiserv Services. (a) Procedures. Client agrees to comply with applicable regulatory requirements and procedures for use of Services established by Fiserv.

         (b) Changes. Fiserv continually reviews and modifies Fiserv systems used in the delivery of Services (the "Fiserv System") to improve service and comply with government regulations, if any, applicable to the data and information utilized in providing Services. Fiserv reserves the right to make changes in Services, including but not limited to operating procedures, type of equipment or software resident at, and the location of Fiserv's service center(s). Fiserv will notify Client of any material change that affects Client's normal operating procedures, reporting, or service costs prior to implementation of such change.

         (c) Communications Lines. Fiserv shall order the installation of appropriate communication lines and equipment to facilitate Client's access to Services. Client understands and agrees to pay charges relating to the installation and use of such lines and equipment as set forth in the Exhibits.

         (d) Terminals and Related Equipment. Client shall obtain necessary and sufficient terminals and other equipment, approved by Fiserv and compatible with the Fiserv System, to transmit and receive data and information between Client's location(s), Fiserv's service center(s), and/or other necessary location(s). Fiserv and Client may mutually agree to change the type(s) of terminal and equipment used by Client.

         5. Client Obligations. (a) Input. Client shall be solely responsible for the input, transmission, or delivery to and from Fiserv of all information and data required by Fiserv to perform Services unless Client has retained Fiserv to handle such responsibilities, as specifically set forth in the Exhibits. The information and data shall be provided in a format and manner approved by Fiserv. Client will provide at its own expense or procure from Fiserv all equipment, computer software, communication lines, and interface devices required to access the Fiserv System. If Client has elected to provide such items itself, Fiserv shall provide Client with a list of compatible equipment and software; Client agrees to pay Fiserv's standard fee for recertification of the Fiserv System resulting therefrom.

         (b) Client Personnel. Client shall designate appropriate Client personnel for training in the use of the Fiserv System, shall supply Fiserv with reasonable access to Client's site during normal business hours for Conversion Services and shall cooperate with Fiserv personnel in their performance of Services, including Conversion Services.

         (c) Use of Fiserv System. Client shall (i) comply with any operating instructions on the use of the Fiserv System provided by Fiserv; (ii) review all reports furnished by Fiserv for accuracy; and (iii) work with Fiserv to reconcile any out of balance conditions. Client shall determine and be responsible for the authenticity and accuracy of all information and data submitted to Fiserv.

         (d) Client's Systems. Client shall be responsible for ensuring that its systems are Year 2000 compliant and capable of passing and/or accepting date formats from and/or to the Fiserv System.

         6. Ownership and Confidentiality. (a) Definition.

         (i) Client Information. "Client Information" means: (A) confidential plans, customer lists, information, and other proprietary material of Client that is marked with a restrictive legend, or if not so marked with such legend or is disclosed orally, is identified as confidential at the time of disclosure (and written confirmation thereof is promptly provided to Fiserv); and (B) any

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         information and data concerning the business and financial records of
         Client's customers prepared by or for Fiserv, or used in any way by Fiserv in connection with the provision of Fiserv Services (whether or not any such information is marked with a restrictive legend).

         (ii) Fiserv Information. "Fiserv Information" means: (A) confidential plans, information, research, development, trade secrets, business affairs (including that of any Fiserv client, supplier, or affiliate), and other proprietary material of Fiserv that is marked with a restrictive legend, or if not so marked with such legend or is disclosed orally, is identified as confidential at the time of disclosure (and written confirmation thereof is promptly provided to Client); and (B) Fiserv's proprietary computer programs, including custom software modifications, software documentation and training aids, and all data, code, techniques, algorithms, methods, logic, architecture, and designs embodied or incorporated therein (whether or not any such information is marked with a restrictive legend).

         (iii) Information. "Information" means Client Information and Fiserv Information. No obligation of confidentiality applies to any Information that the receiving party ("Recipient") (A) already possesses without obligation of confidentiality; (B) develops independently; or (C) rightfully receives without obligation of confidentiality from a third party. No obligation of confidentiality applies to any Information that is, or becomes, publicly available without breach of this Agreement.

         (b) Obligations. Recipient agrees to hold as confidential all Information it receives from the disclosing party ("Discloser"). All Information shall remain the property of Discloser or its suppliers and licensors. Information will be returned to Discloser at the termination or expiration of this Agreement. Fiserv specifically agrees that it will not use any non-public personal information about Client's customers in any manner prohibited by Title V of the Gramm-Leach-Bliley Act. Recipient will use the same care and discretion to avoid disclosure of Information as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care. Recipient may only use Information in accordance with the purpose of this Agreement. Recipient may disclose Information to (i) employees and employees of affiliates who have a need to know; and (ii) any other party with Discloser's written consent. Before disclosure to any of the above parties, Recipient will have a written agreement with such party sufficient to require that party to treat Information in accordance with this Agreement. Recipient may disclose Information to the extent required by law. However, Recipient agrees to give Discloser prompt notice so that it may seek a protective order. The provisions of this sub-section survive any termination or expiration of this Agreement.

         (c) Residuals. Nothing contained in this Agreement shall restrict Recipient from the use of any ideas, concepts, know-how, or techniques contained in Information that are related to Recipient's business activities ("Residuals"), provided that in so doing, Recipient does not breach its obligations under this Section. However, this does not give Recipient the right to disclose the Residuals except as set forth elsewhere in this Agreement.

         (d) Fiserv System. The Fiserv System contains information and computer software that are proprietary and confidential information of Fiserv, its suppliers, and licensors. Client agrees not to attempt to circumvent the devices employed by Fiserv to prevent unauthorized access to the Fiserv System, including, but not limited to, alterations, decompiling, disassembling, modifications, and reverse engineering thereof.

         (e) Information Security. Fiserv shall implement and maintain appropriate measures designed to meet the objectives of the guidelines establishing standards for safeguarding non-public Client customer information as adopted by any federal or state regulatory agencies having jurisdiction over Client's affairs.

         (f) Confidentiality of this Agreement. Fiserv and Client agree to keep confidential the prices, terms and conditions of this Agreement, without disclosure to third parties.

         7. Regulatory Agencies, Regulations and Legal Requirements. (a) Client Files. Records maintained and produced for Client ("Client Files") may be subject to examination by such Federal, State, or other governmental regulatory agencies as may have jurisdiction over Client's business to the same extent as such records would be subject if maintained by Client on its own premises. Client agrees that Fiserv is authorized to give all reports, summaries, or information contained in or derived from the data or information in Fiserv's possession relating to Client when formally requested to do so by an authorized regulatory or government agency.

         (b) Compliance with Regulatory Requirements. Client agrees to comply with applicable regulatory and legal requirements, including without limitation:

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         (i) submitting a copy of this Agreement to the appropriate regulatory agencies prior to the date Services commence;
         (ii) providing adequate notice to the appropriate regulatory agencies of the termination of this Agreement or any material changes in Services;
         (iii) retaining records of its accounts as required by regulatory authorities;
         (iv) obtaining and maintaining, at its own expense, any Fidelity Bond required by any regulatory or governmental agency; and
         (v) maintaining, at its own expense, such casualty and business interruption insurance coverage for loss of records from fire, disaster, or other causes, and taking such precautions regarding the same, as may be required by regulatory authorities.


         8. Warranties. (a) Fiserv Warranties. Fiserv represents and warrants that:

         (i)(A) Services will conform to the specifications set forth in the Exhibits; (B) Fiserv will perform Client's work accurately provided that Client supplies accurate data and information, and follows the procedures described in all Fiserv documentation, notices, and advices;
         (C) Fiserv personnel will exercise due care in provision of Services;
         (D) the Fiserv System will comply in all material respects with all applicable Federal and State regulations governing Services; and (E) the Fiserv System is or will be Year 2000 compliant. In the event of an error or other default caused by Fiserv personnel, systems, or equipment, Fiserv shall correct the data or information and/or reprocess the affected item or report at no additional cost to Client. Client agrees to supply Fiserv with a written request for correction of the error within 30 days after Client's receipt of the work containing the error. Work reprocessed due to errors in data supplied by Client, on Client's behalf by a third party, or by Client's failure to follow procedures set forth by Fiserv shall be billed to Client at Fiserv's then current time and material rates; and (ii) it owns or has a license to furnish all equipment or software comprising the Fiserv System. Fiserv shall indemnify Client and hold it harmless against any claim or action that alleges that the Fiserv System use infringes a United States patent, copyright, or other proprietary right of a third party. Client agrees to notify Fiserv promptly of any such claim and grants Fiserv the sole right to control the defense and disposition of all such claims. Client shall provide Fiserv with reasonable cooperation and assistance in the defense of any such claim.

THE WARRANTIES STATED ABOVE ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY FISERV. FISERV DOES NOT MAKE, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTIES ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF FISERV FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF FISERV SERVICES.

         (b) Client Warranties. Client represents and warrants that: (A) no contractual obligations exist that would prevent Client from entering into this Agreement; (B) it has complied with all applicable regulatory requirements; and
(C) Client has requisite authority to execute, deliver, and perform this Agreement. Client shall indemnify and hold harmless Fiserv, its officers, directors, employees, and affiliates against any claims or actions arising out of (X) the use by Client of the Fiserv System in a manner other than that provided in this Agreement; and (Y) any and all claims by third parties through Client arising out of the performance and non-performance of Fiserv Services by Fiserv, provided that the indemnity listed in clause (Y) hereof shall not preclude Client's recovery of direct damages pursuant to the terms and subject to the limitations of this Agreement.

         9. Limitation of Liability. (a) General. IN NO EVENT SHALL FISERV BE LIABLE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING FROM CLIENT'S USE OF FISERV SERVICES, OR FISERV'S SUPPLY OF EQUIPMENT OR SOFTWARE, REGARDLESS OF WHETHER SUCH CLAIM ARISES IN TORT OR IN CONTRACT. CLIENT MAY NOT ASSERT ANY CLAIM AGAINST FISERV MORE THAN 2 YEARS AFTER SUCH CLAIM ACCRUED. FISERV'S AGGREGATE LIABILITY FOR ANY AND ALL CAUSES OF ACTION RELATING TO SERVICES SHALL BE LIMITED TO THE TOTAL FEES PAID BY CLIENT TO FISERV FOR SERVICES RESULTING IN SUCH LIABILITY IN THE 4 MONTH PERIOD PRECEDING THE DATE THE CLAIM ACCRUED. FISERV'S AGGREGATE LIABILITY FOR A DEFAULT RELATING TO EQUIPMENT OR SOFTWARE SHALL BE LIMITED TO THE AMOUNT PAID BY CLIENT FOR THE EQUIPMENT OR SOFTWARE.

         (b) Lost Records. If Client's records or other data submitted for processing are lost or damaged as a result of any failure by Fiserv, its employees, or agents to exercise reasonable care to prevent such loss or damage, Fiserv's liability on account of such loss or damages shall not exceed the reasonable cost of reproducing such records or data from exact duplicates thereof in Client's possession.

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         10. Disaster Recovery. (a) General. Fiserv maintains a disaster recovery plan ("Disaster Recovery Plan") for each Service. A "Disaster" shall mean any unplanned interruption of the operations of or inaccessibility to Fiserv's service center in which Fiserv, using reasonable judgment, requires relocation of processing to a recovery location. Fiserv shall notify Client as soon as possible after Fiserv deems a service outage to be a Disaster. Fiserv shall move the processing of Client's standard services to a recovery location as expeditiously as possible and shall coordinate the cut-over to back-up telecommunication facilities with the appropriate carriers. Client shall maintain adequate records of all transactions during the period of service interruption and shall have personnel available to assist Fiserv in implementing the switchover to the recovery location. During a Disaster, optional or on-request services shall be provided by Fiserv only to the extent adequate capacity exists at the recovery location and only after stabilizing the provision of base services.

         (b) Communications. Fiserv shall work with Client to establish a plan for alternative communications in the event of a Disaster.

         (c) Disaster Recovery Test. Fiserv shall test the Disaster Recovery Plan periodically. Client agrees to participate in and assist Fiserv with such test, if requested by Fiserv. Upon Client request, test results will be made available to Client's management, regulators, auditors, and insurance underwriters.

         (d) Client Plans. Fiserv agrees to release information necessary to allow Client's development of a disaster recovery plan that operates in concert with the Disaster Recovery Plan.

         (e) No Warranty. Client understands and agrees that the Disaster Recovery Plan is designed to minimize, but not eliminate, risks associated with a Disaster affecting Fiserv's service center(s). Fiserv does not warrant that Fiserv Services will be uninterrupted or error free in the event of a Disaster; no performance standards shall be applicable for the duration of a Disaster. Client maintains responsibility for adopting a disaster recovery plan relating to disasters affecting Client's facilities and for securing business interruption insurance or other insurance necessary for Client's protection.

         11. Termination. (a) Material Breach. Except as provided elsewhere in this Section 11, either party may terminate this Agreement in the event of a material breach by the other party not cured within 90 days following written notice stating, with particularity and in reasonable detail, the nature of the claimed breach.

         (b) Failure to Pay. In the event any invoice remains unpaid by Client 30 days after due, or Client deconverts any data or information from the Fiserv System without prior written consent of Fiserv, Fiserv, at its sole option, may terminate this Agreement and/or Client's access to and use of Fiserv Services. Any invoice submitted by Fiserv shall be deemed correct unless Client provides written notice to Fiserv within 30 days of the invoice date specifying the nature of the disagreement.

         (c) Remedies. Remedies contained in this Section 11 are cumulative and are in addition to the other rights and remedies available to Fiserv under this Agreement, by law or otherwise.

         (d) Defaults. If Client:

         (i) defaults in the payment of any sum of money due;
         (ii) breaches this Agreement in any material respect or otherwise defaults in any material respect in the performance of any of its obligations; or
         (iii) commits an act of bankruptcy or becomes the subject of any proceeding under the Bankruptcy Code or becomes insolvent or if any substantial part of Client's property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency;

then, in any such event, Fiserv may, upon written notice, terminate this Agreement and be entitled to recover from Client as liquidated damages an amount equal to the present value of all payments remaining to be made hereunder for the remainder of the initial term or any renewal term of this Agreement. For purposes of the preceding sentence, present value shall be computed using the "prime" rate (as published in The Wall Street Journal) in effect at the date of termination and "all payments remaining to be made" shall be calculated based on the average bills for the 3 months immediately preceding the date of termination. Client agrees to reimburse Fiserv for any expenses Fiserv may incur, including reasonable attorneys' fees, in taking any of the foregoing actions.

         (e) Convenience. Client may terminate this Agreement during any term by paying a termination fee based on the remaining unused term of this Agreement, the amount to be determined by multiplying Client's largest monthly invoice for each Fiserv Service received by Client during the term (or if no monthly invoice

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has been received, the sum of the estimated monthly billing for each Fiserv
Service to be received hereunder) by 80% times the remaining months of the term, plus any unamortized conversion fees or third party costs existing on Fiserv's books on the date of termination. Client understands and agrees that Fiserv losses incurred as a result of early termination of the Agreement would be difficult or impossible to calculate as of the effective date of termination since they will vary based on, among other things, the number of clients using the Fiserv System on the date the Agreement terminates. Accordingly, the amount set forth in the first sentence of this subsection represents Client's agreement to pay and Fiserv's agreement to accept as liquidated damages (and not as a penalty) such amount for any such Client termination.

         (f) Merger. In the event of a merger between Client and another organization in which Client is not the surviving organization and where the other organization was not previously a user of Fiserv services similar to the Services, Fiserv will allow an early termination of this Agreement upon the following terms and conditions:

         (i) written notice must be given 3 months in advance, specifying the termination date;
         (ii) Fiserv may specify a deconversion date based on its previous commitments and work loads; and
         (iii) Fiserv may charge a termination fee in accordance with subsection
         (e) above.

         (g) Return of Data Files. Upon expiration or termination of this Agreement, Fiserv shall furnish to Client such copies of Client Files as Client may request in Fiserv's standard machine readable format along with such information and assistance as is reasonable and customary to enable Client to deconvert from the Fiserv System, provided, however, that Client consents and agrees and authorizes Fiserv to retain Client Files until (i) Fiserv is paid in full for (A) all Services provided through the date such Client Files are returned to Client; and (B) any and all other amounts that are due or will become due under this Agreement; (ii) Fiserv is paid its then standard rates for the services necessary to return such Client Files; (iii) if this Agreement is being terminated, Fiserv is paid any applicable termination fee pursuant to subsection (d), (e), or (f) above; and (iv) Client has returned to Fiserv all Fiserv Information. Unless directed by Client in writing to the contrary, Fiserv shall be permitted to destroy Client Files any time after 30 days from the final use of Client Files for processing.

         (h) Miscellaneous. Client understands and agrees that Client is responsible for the deinstallation and return shipping of any Fiserv-owned equipment located on Client's premises.

         12. Arbitration. (a) General. Except with respect to disputes arising from a misappropriation or misuse of either party's proprietary rights, any dispute or controversy arising out of this Agreement, or its interpretation, shall be submitted to and resolved exclusively by arbitration under the rules then prevailing of the American Arbitration Association, upon written notice of demand for arbitration by the party seeking arbitration, setting forth the specifics of the matter in controversy or the claim being made. The arbitration shall be heard before an arbitrator mutually agreeable to the parties; provided, that if the parties cannot agree on the choice of arbitrator within 10 days after the first party seeking arbitration has given written notice, then the arbitration shall be heard by three arbitrators, one chosen by each party, and the third chosen by those two arbitrators. The arbitrators will be selected from a panel of persons having experience with and knowledge of information technology and at least one of the arbitrators selected will be an attorney. A hearing on the merits of all claims for which arbitration is sought by either party shall be commenced not later than 60 days from the date demand for arbitration is made by the first party seeking arbitration. The arbitrator(s) must render a decision within 10 days after the conclusion of such hearing. Any award in such arbitration shall be final and binding upon the parties and the judgment thereon may be entered in any court of competent jurisdiction.

         (b) Applicable Law. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16. The arbitrators shall apply the substantive law of the State of Wisconsin, without reference to provisions relating to conflict of laws. The arbitrators shall not have the power to alter, modify, amend, add to, or subtract from any term or provision of this Agreement, nor to rule upon or grant any extension, renewal, or continuance of this Agreement. The arbitrators shall have the authority to grant any legal remedy available had the parties submitted the dispute to a judicial proceeding.

         (c) Situs. If arbitration is required to resolve any disputes between the parties, the proceedings to resolve the first such dispute shall be held in Atlanta, Georgia, the proceedings to resolve the second such dispute shall be held in Raleigh, North Carolina, and the proceedings to resolve any subsequent disputes shall alternate between Atlanta, Georgia and Raleigh, North Carolina.

         13. Insurance. Fiserv carries the following types of insurance policies:

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         (i) Comprehensive General Liability in an amount not less than $1 million per occurrence for claims arising out of bodily injury and property damage;
         (ii) Commercial Crime covering employee dishonesty in an amount not less than $5 million;
         (iii) All-risk property coverage including Extra Expense and Business Income coverage; and
         (iv) Workers Compensation as mandated or allowed by the laws of the state in which Services are being performed, including $500,000 coverage for Employer's Liability.

         14. Audit. Fiserv employs an internal auditor responsible for ensuring the integrity of its processing environments and internal controls. In addition, Fiserv provides for periodic independent audits of its operations. Fiserv shall provide Client with a copy of the audit of the Fiserv service center providing Services within a reasonable time after its completion and shall charge each client a fee based on the pro rata cost of such audit. Fiserv shall also provide a copy of such audit to the appropriate regulatory agencies, if any, having jurisdiction over Fiserv's provision of Services.

         15. General. (a) Binding Agreement. This Agreement is binding upon the parties and their respective successors and permitted assigns. Neither this Agreement nor any interest may be sold, assigned, transferred, pledged, or otherwise disposed of by Client, whether pursuant to change of control or otherwise, without Fiserv's prior written consent. Client agrees that Fiserv may subcontract any Services to be performed hereunder. Any such subcontractors shall be required to comply with all applicable terms and conditions.

         (b) Entire Agreement. This Agreement, including its Exhibits, which are expressly incorporated herein by reference, constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto. Modifications of this Agreement must be in writing and signed by duly authorized representatives of the parties. Each party hereby acknowledges that it has not entered into this Agreement in reliance upon any representation made by the other party not embodied herein. In the event any of the provisions of any Exhibit are in conflict with any of the provisions of this Agreement, the terms and provisions of this Agreement shall control unless the Exhibit in question expressly provides that its terms and provisions shall control.

         (c) Severability. If any provision of this Agreement is held to be unenforceable or invalid, the other provisions shall continue in full force and effect.

         (d) Governing Law. This Agreement will be governed by the substantive laws of the State of Wisconsin, without reference to provisions relating to conflict of laws. The United Nations Convention of Contracts for the International Sale of Goods shall not apply to this Agreement.

         (e) Force Majeure. Neither party shall be responsible for delays or failures in performance resulting from acts reasonably beyond the control of that party.

         (f) Notices. Any written notice required or permitted to be given hereunder shall be given by: (i) Registered or Certified Mail, Return Receipt Requested, postage prepaid; (ii) confirmed facsimile; or (iii) nationally recognized courier service to the other party at the addresses listed on the cover page or to such other address or person as a party may designate in writing. All such notices shall be effective upon receipt.

         (g) No Waiver. The failure of either party to insist on strict performance of any of the provisions hereunder shall not be construed as the waiver of any subsequent default of a similar nature.

         (h) Financial Statements. Fiserv shall provide Client and the appropriate regulatory agencies so requiring a copy of Fiserv, Inc.'s audited consolidated financial statements.

         (i) Prevailing Party. The prevailing party in any arbitration, suit, or action brought against the other party to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive its reasonable costs, expenses, and attorneys' fees of bringing such arbitration, suit, or action.

         (j) Survival. All rights and obligations of the parties under this Agreement that, by their nature, do not terminate with the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

         (k) Exclusivity. Client agrees that Fiserv shall be the sole and exclusive provider of the services that are the subject matter of this Agreement. For purposes of the foregoing, the term "Client" shall include Client affiliates. During the term of this Agreement, Client agrees not to enter into an agreement with any other entity to provide these services (or similar services) without Fiserv's prior written consent. If Client acquires another entity, the exclusivity provided to Fiserv hereunder shall take effect with respect to such acquired entity as soon as practicable after termination of such acquired entity's previously existing arrangement for these services. If Client is acquired by another entity, the exclusivity provided to Fiserv hereunder shall apply with respect to the level or volume of these services provided immediately prior to the signing of the definitive acquisition agreement relating to such acquisition and shall continue with respect to the level or volume of these services until any termination or expiration of this Agreement.

         (l) Recruitment of Employees. Client agrees not to hire Fiserv's employees during the term of this Agreement and for a period of 6 months after any termination or expiration thereof, except with Fiserv's prior written consent.

--------------------------------------------------------------------------------

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date indicated below.


For Client:                              For Fiserv:

CAPITAL BANK                             FISERV SOLUTIONS, INC.

By:    /s/ Allen T. Nelson, Jr.           By:    /s/ William W. Bryant
       ------------------------------            -----------------------------------------
Name:  Allen T. Nelson, Jr.               Name:  William W. Bryant
       ------------------------------            -----------------------------------------
Title: Executive Vice President & CFO     Title: Executive Vice President - Fiserv Atlanta
       ------------------------------            -----------------------------------------
Date:  December 3, 2001                    Date: December 10, 2001
       ------------------------------            -----------------------------------------

                                                                       Exhibit A


                           Account Processing Services

         Client agrees with Fiserv as follows:

         1. Services. Fiserv will provide Client the Account Processing Services ("Account Processing Services") specified in Exhibit A - 1.

         2. Fees. Client shall pay Fiserv fees and other charges for Account Processing Services specified in Exhibit A - 2.

         3. Responsibility for Accounts. Client shall be responsible for balancing its accounts each business day and notifying Fiserv immediately of any errors or discrepancies. Provided that Client immediately notifies Fiserv of any discrepancy in Client's accounts, Fiserv shall, at its expense, promptly recompute accounts affected by discrepancies solely caused by the Fiserv Systems or provide for another mutually agreeable resolution. Fiserv will use its commercially reasonable efforts to correct errors attributable to Client or Client's other third party servicers. Reconstruction of error conditions attributable to Client or to third parties acting on Client's behalf will be done at prevailing rates as set forth in Exhibit A - 2.

         4. Annual Histories. Fiserv currently maintains annual histories, where applicable, for its clients. These histories can be used to reconstruct Client Files in an emergency. However, in order to permit prompt and accurate reconstruction of accounts, Client agrees to retain at all times and make available to Fiserv upon request the most recent data printout(s) received from Fiserv, together with copies or other accurate and retrievable records of all transactions to be reflected on the next consecutive printout(s).

         5. Hours of Operation. Account Processing Services will be available for use by Client during standard Fiserv business hours, excluding holidays, as specified in Exhibit A - 3. Account Processing Services may be available during additional hours, during which time Client may use Services at its option and subject to additional charges.

         6. Protection of Data. (a) For the purpose of compliance with applicable government regulations, Fiserv has an operations backup center, for which Client agrees to pay the charges indicated in Exhibit A - 2. Copies of transaction files are maintained by Fiserv off premises in secured vaults.

         (b) Upon Client providing access to Client Files through Client's customers' personal computers or voice response system, Client agrees to indemnify and hold harmless Fiserv, its officers, directors, employees, and affiliates against any claims or actions arising out of such access to Client Files or any Fiserv files (including the files of other Fiserv clients) or the Fiserv System or other Fiserv systems.

         7. Processing Priority. Fiserv does not subscribe to any processing priority; all users receive equal processing consideration.

         8. Forms and Supplies. Client assumes and will pay the charges for all customized forms, supplies, and delivery charges. Custom forms ordered through Fiserv will be subject to a 15% administrative fee for warehousing and inventory control. Forms ordered by Client and warehoused at Fiserv will be subject to the administrative fee set forth in Exhibit A - 2.

         9. Regulatory Supervision. By entering into this Agreement, Fiserv agrees that the Office of Thrift Supervision, FDIC, or other regulatory agencies having authority over Client's operations shall have the authority and responsibility provided to the regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. 1867(C) relating to services performed by contract or otherwise.

--------------------------------------------------------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to the Agreement to be executed by their duly authorized representatives as of the date indicated below.



For Client:                              For Fiserv:

CAPITAL BANK                             FISERV SOLUTIONS, INC.

By:    /s/ Allen T. Nelson, Jr.           By:    /s/ William W. Bryant
       ------------------------------            -----------------------------------------
Name:  Allen T. Nelson, Jr.               Name:  William W. Bryant
       ------------------------------            -----------------------------------------
Title: Executive Vice President & CFO     Title: Executive Vice President - Fiserv Atlanta
       ------------------------------            -----------------------------------------
Date:  December 3, 2001                    Date: December 10, 2001
       ------------------------------            -----------------------------------------

                                                                     Exhibit A-1
                           Account Processing Services

Fiserv will provide Client with the following Account Processing Services:

I.   Services and/or functions to be performed by Fiserv:

     A. Maintain the necessary computer equipment in order to provide Client with complete electronic bookkeeping service for Deposit Accounts, Certificate Accounts, Loan Accounts, Central Information System, Account Analysis, ACH (Receiving), General Ledger, and On-Line Documentation five (5) days per week. The Information Technology, Inc.
          (ITI) Premier II Banking System will be used for Client's application processing.

     B. Provide necessary assistance to Client for the initial set-up to convert to the Fiserv system. Customer Service is provided by toll-free telephone as follows:

         (1) Full Customer Service specialists for all applications, Monday through Friday - 8:00 a.m. to 5:00 p.m. (EST)
         (2) Limited telephone coverage, Monday through Friday - 5:00 p.m. to 7:00 p.m. (EST)
         (3) Emergency after hours Customer Service, via Beeper - 24 hours/day, 7 day/week

     C. Receive transmitted transaction data from Client at Fiserv by 7:00 p.m. (EST) daily or receive transaction input at a Fiserv center at mutually agreed time. If transaction data is not received by this appropriate time, assurance cannot be made for meeting the Client's scheduled needs the following day.

     D.   Reconcile Client's balancing totals.

     E. Exercise reasonable care in handling data submitted to Fiserv and hold all information received by Fiserv in strictest confidence.

     F. Calculate and provide figures for the daily accrual of interest earned, late charges due, and service charges.

     G. Transmit selected reports to Client's remote print facility or Fiserv facility for printing.

II. Services, functions and requirements to be performed by Client for participation in this agreement:

     A. Purchase/lease all equipment required in the bank to utilize the services provided by Fiserv.

     B. Provide transmitted data to Fiserv's Computer Center daily by 7:00 p.m. EST, or provide input data to a Fiserv center by mutually agreed times, records containing the necessary information to process the applications.

     C. Provide information on new accounts, change of address, changes of title and status change through the on-line data entry system.

     D. Repair and re-enter for reprocessing all rejected items, handle return items and reconcile controls.

     E. Verify signatures and stop payments, cancel and file checks, microfilm, assemble and mail statements, handle return items and reconcile controls.

     F. Balance work daily to General Ledger Controls, verify new and re-issued coupon books, and mail notices.

     G.   Print and distribute reports selected by Client.

     H. Provide necessary transportation and Content Insurance coverage To and From Fiserv facility.

III. Fiserv will provide the following ancillary support services included in the monthly processing fee.

         Refer to Ancillary Module Current Fees Schedule, Exhibit A-5.

                                                                     Exhibit A-2

                           Account Processing Services

Fiserv will provide Client with the following Account Processing Services at the fees and prices indicated:

I. Fees to be paid monthly by Client to Fiserv for performance of the services outlined in Section I:

     A. Monthly Processing Fees The Client will be charged a monthly fee per below schedule for listed services:

          DDA/Savings/COD's/Loans/          Telebanc
                    General Ledger          Premier eCom
          PIM Receiving/Origination         Accounts Payable
          EIM/Decision Plan                 Safe Deposit Box
          On-Line Documentation             Check Reconciliation
          Credit Bureau (1)                 Qualified Teller Interface
          RRM                               Qualified Deposit & Loan Platform
                                            Interfaces
          100 SMART Reports                 Director Interface
          Disaster Recovery                 On-Line Devices

          Total Deposit/Loan Accounts on File:
                         1 -   20,000        Accounts @ *
                    20,001 -   40,000        Accounts @ *
                    40,001 -   80,000        Accounts @ *
                    80,001 -  120,000        Accounts @ *
                           >  120,000        Accounts @ *

     B.   Loan Coupon Books*                 $       * Each (Postage Additional)

     C.   Furnished by Client *

          Postage/Courier Fees
          Telephone Lines
          Modems and Annual Modem Maintenance
          In-Bank Terminal Equipment/Software
          In-Bank Equipment/Software Maintenance

     D.   Conversion/Installation Fees       $       *

     A flat fee of $ * will be charged to convert to Premier II plus travel and related expenses.

     E.   Supplies

          All forms necessary to the daily operations of Fiserv's System can be purchased through Fiserv at prices quoted at the time of purchase.

     F.   Miscellaneous Services

          100 Smart Reports will be provided and included in Base Monthly Processing Fee. Additional services provided per Exhibit A-4.

     G.   Platform/Teller Interfaces         $       *


-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

     H.   ATM/EFT Service

          Installation Fees:
                    One-Time Charge                $     *
                    Per ATM Connect Fee            $     *
                    Per Network                    $     *
                    Surcharge Set-Up               $     *
                    Surcharge Set-Up Per ATM       $     *
                    Communication Install Fee            *

          Monthly Charges
                    Fiserv Support                 $     *
                    Network Support per Network    $     *
                    Card Base Record               $     *  Per Card
                                                   $     *  Minimum
                    Per ATM Connect Fee            $     *  Per Device
                    Per ATM 7 X 24 Monitoring Fee  $     *  Per Device
                    Communication Line Cost        $     *

          Per Transaction Fees
                    ON/US Transaction Fees         $     *
                    Foreign Transaction Fees       $     *
                    Surcharge Transaction Fees     $     *  In Addition to Above
                                                            Transaction Fees

          ATM Cards
                    Plastic Stock                  *
                    New Card Order                 $     *  Per Card
                    PIN Mailer                     $     *  Per Mailer
                    Postage                        *

          Visa Debit Processing                    Per Separate Quote

     I.   End of Year Processing

                     Per fee schedule published annually.

     J.         On-Line Terminal Support
                On-Line devices included.

     K.   Special Processing Computer Time         $     *  Per Hour

     L.   Programming/Consulting                   $     * Per Hour

     M.   On-Site Support/Training                 $     * Per Person Per Day
                                                           Plus Travel and
                                                           Related Expenses.
     N.   Deconversion Fees

          File formats and magnetic tapes in Fiserv format will be provided to designated processor as requested in writing providing the Client has no outstanding payments to Fiserv. Charges for the creation and delivery of these files will be computer run time or * per application per request, whichever is greater. All consulting interpretation and computer time required for the deconversion will be billed at per hour current rates.

-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

                                                                     Exhibit A-2

     O.   Charges for Services

          All processing fees defined may be changed annually beginning with the second anniversary of this Agreement. Each change shall be limited to the lesser of three percent (3%) or the change in the U.S. Department of Labor, Consumer Price Index for the twelve (12) month period preceding the anniversary date. Processing fees shall not be adjusted for the first twenty-four (24) months of the Agreement.


     P.   Training

          Premier II Classroom Training in the Fiserv Atlanta facility will be provided for one (1) Deposit and one (1) Loan attendee in each class, with standard classroom fees waived. On-site training at Capital Bank of five (5) days per year will be provided at no charge by Fiserv Atlanta resources of Deposit and Loan applications, with a mutual agreed upon agenda and scheduling. On-site training days may be substituted for classroom session days in Atlanta, GA.




*  All third party fees are subject to change without notice.

                                                                     Exhibit A-3


                               Hours of Operation

         The Fiserv Account Processing Center will be in operation for On-Line Accounting Processing Services in accordance with the following:

                     Monday                         8:00 A.M. - 7:00 P.M.
                     Tuesday                        8:00 A.M. - 7:00 P.M.
                     Wednesday                      8:00 A.M. - 7:00 P.M.
                     Thursday                       8:00 A.M. - 7:00 P.M.
                     Friday                         8:00 A.M. - 7:00 P.M.
                     Saturday                       8:00 A.M. - 4:00 P.M.

         All times stated are in accordance with prevailing local times for the Fiserv Account Processing Center. The Fiserv Account Processing Center will observe national holidays, and will be closed for on-line operations.

                                                                     Exhibit A-4


                                                          MISCELLANEOUS SERVICES


Request                                                             Fee
-------                                                             ---

PRM SMART Reports & Pull Files                                      *

CIS/6110/CIS/6030                                                   *
Safe Deposit Box Billing
Safe Deposit Box Trial and Past Due Reports

CIS/6040                                                            *
Debit Card Reference Journal

CIS/6111                                                            *
Debit Card Billing

DDA/3000                                                            *
"On-Demand" Statement Cycles

DDA/3800                                                            *
DDA Month End Account Profitability Analysis

DDA/6000                                                            *
DDA Balance Range Report

DDA/6100                                                            *
Audit Confirmations - DDA

DDA/6002                                                            *
Account Code/Cycle Distribution Report

DDA/6003                                                            *
DDA Holds Report

DDA/6004                                                            *
Report Errors Concerning DDA Stmts.

SAV/6000                                                            *
SAV Balance Range Report

SAV/6100                                                            *
Audit Confirmations - SAV

SAV/6002                                                            *
Account Code/Cycle Distribution Report

SAV/6003                                                            *
Report of SAV Holds

-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

                                                                     Exhibit A-4




SAV/6007                                                            *
Automatic Transfers to DDA Report

SAV/6006                                                            *
Savings Balances Subject to Rate Change

COD/6006                                                            *
CD Analysis Reports

COD/6100                                                            *
Audit Confirmations - CD

COD/6002                                                            *
Account Code/Cycle Distribution Report

COD/6003                                                            *
Report of CD Holds

LAS/6013                                                            *
Loan Status Report - Reports by Period

LAS/6012                                                            *
FHA Title I Home Improvement Loan Reporting

LAS/5202                                                            *
Escrow Addenda Reference Journal

LAS/5203                                                            *
Escrow Review Conversion

LAS/6007                                                            *
Loan Analysis Report

LAS/6100                                                            *
Audit Confirmations - Loans

LAS/6008                                                            *
Dealer, Source or Participated Report

LAS/6200                                                            *
Line Transcript Statement Report


LAS/6201                                                            *
Note Transcript Statement Report

LAS/6202                                                            *
Note Statement


-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

                                                                     Exhibit 4-a

LAS/6009                                                            *
Direct/Indirect Liability Reporting


LAS/6010                                                            *
Extracts Source ID Numbers
Updates Market Prices

LAS/6011                                                            *
HMDA Reporting Code Analysis Reports

TTM/5511, TTM/5512                                                  *

CIS/6401                                                            *
Cross Application Processing SMART

CIS/6300                                                            *
Specifications Reports

FMS/8200                                                            *
Move Projected Budget to Current Budget

ADS/0900                                                            *
Mass Maintenance

Specification Changes                                               *

Special Programming or Consulting                                   *

Computer Time for Special Client Request                            *

Reshipping of Print Files                                           *

-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

PAPERLESS ITEM MODULE (PIM) SERVICES

Fiserv will provide PIM Services per the fees outlined below:


        [ ]  ACH Formatted File Input Service
                     Implementation Fee                             *

                     Per Input Formatted File                       *

        [ ]   ACH Origination Service
                     Implementation Fee                             *
                     Per Monthly Fee                                *

Miscellaneous Service Fees subject to change.


-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

                                                                     Exhibit A-5

                                ANCILLARY MODULES


                                                                 One-Time
Description                                                   Fee    Monthly Fee

General Ledger Accounting System with Cost Center Accounting   *          *

Asset Liability Management System                              *          *

Bond Account System                                            *          *

Check Reconciliation                                           *          *

Fixed Asset System                                             *          *

Stockholder Accounting System                                  *          *

Accounts Payable System                                        *          *

Loan Custodial Module                                          *          *

Automated Collateral Insurance Reporting Module                *          *

Automated Credit Reporting Module                              *          *
   (1 Per Month Included)

Holding Company Reporting Module                               *          *

Federal Call Reporting Module                                  *          *

Safe Deposit Box Accounting System                             *          *

On-Line Loan Collection Module                                 *          *

Telebanc                                                       *          *

EIM Decision Plan                                              *          *

Director - In-House Interface                                  *          *

Signature Management Module                                    *          *
  (Workstation Software @ $100 each)
   (Appropriate Scanner(s) additional)

Prime Data Warehousing                                         *          *
   Workstation Software Per Separate Quote

Third Party Training Additional                                *          *

           Note      1) Third Party provided training in numerous U.S. locations
                         - 3 days @  *

-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

                     2) Fiserv Application Training in Atlanta - 1 day @ *
                     3) Workstation Software -- * - Administrative;  * User
                     4) SQL Client Software on every workstation necessary




-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

                                                                     Exhibit A-5


                                                        One-Time
Description                                     Fee                Monthly Fee

Premier eCom (Internet Banking)                  *

Premier II Teller Interface                      *                      *

PII Platform (Deposit)                           *                      *

Bankers Systems Deposit & Loan Interfaces        *                      *




Ancillary Module One-Time Fees and Monthly Fees subject to change. Implementation travel and related expenses additional.


-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

                                                                     Exhibit A-6

                    ACCOUNT PROCESSING PERFORMANCE STANDARDS





         1. Performance Standards; Remedy. The Fiserv standard of performance with respect to any Service provided hereunder shall be set forth in the applicable Exhibit for the Service being provided. In the event that Fiserv fails to meet the standards set forth in the applicable Exhibit or other service commitment standards as may be agreed upon between Fiserv and Client, and such failure is not the result of Client's error or omission, Client's remedy for such default shall be set forth in applicable Exhibit. In the event that Fiserv fails to achieve any performance standard, alone or in combination, during any 3 of 6 measurement periods, Client, may at its option, notify Fiserv of its intent to terminate this Agreement. Fiserv, upon receipt of notice, shall advise Client promptly upon correction of the system deficiencies (in no event shall corrective action exceed sixty (60) days from the notice date) and shall begin an additional measurement period. Should Fiserv fail to achieve the required performance standard during the remeasurement period, Client may terminate this Agreement without termination fees.

                                                                     EXHIBIT A-6

                                     TABLE I

                              PERFORMANCE STANDARDS

----------------------------- ----------------------------- ----------- ------------------------------ --------------------------

Schedule Availability              Critical Application        Wt.          Minimum Service Level          Performance Standard
----------------------------- ----------------------------- ----------- ------------------------------ --------------------------
07:00-19:00  M-F              Online Uptime                     20                   98%                          99.7%
07:00-16:00  Sat.             All Applications
                              (Exceeding 15 Minutes)
----------------------------- ----------------------------- ----------- ------------------------------ --------------------------
7:30 T-Sat                    Batch Reports*                    5                    98%                          99.7%
                              Remote Print
----------------------------- ----------------------------- ----------- ------------------------------ --------------------------
12:00 PM T - Sat.             End of Month Batch                20
                              Remote Print
----------------------------- ----------------------------- ----------- ------------------------------ --------------------------
Monday Following EOM          Special EOM                       20
                              SMARTS/Requests/ Analysis
----------------------------- ----------------------------- ----------- ------------------------------ --------------------------
07:00 - 19:00 M-F             Image Retrieval Uptime            10                   98%                          99.7%
07:00 - 16:00 Sat.            (Exceeding 15 minutes)
----------------------------- ----------------------------- ----------- ------------------------------ --------------------------
Five (5) Business Days        Fiserv Planned/ Scheduled         20
                              Downtime Notification**
----------------------------- ----------------------------- ----------- ------------------------------ --------------------------

Definitions:

Uptime: The specified hour in which the Critical Application is actually available for use by End Users.

Minimum Service Level:      The lowest level of service which is maintained
                            during any month before penalties are assessed.

Performance Standard:       The expected level of service to be maintained in
                            any month.



*     Excludes SMART Reports, Special Requests and Statements

** Does not include Unplanned/Unscheduled downtimes in order to maintenance hardware and/or software that necessitates immediate action.

                                                                     EXHIBIT A-6

                                    TABLE II

                           PERFORMANCE CREDIT FORMULA




The number of days during a month in which a "Critical Application" falls below "Minimum Standards" as an average for that day (shown herein as "N"), divided by the number of business days in the month (shown herein as "D"), Equals the percentage of below minimum standard time (shown herein as "P").


                                    N divided by D = P


The "Weight" (shown herein as "W") divided by 100, times "P", times "N" would be the credit percentage of that month's Account Processing invoice.


                 W/100 x P x N = CP or "Credit Percentage"


      EXAMPLE:   N (Number of days in a month below minimum standards) = 5
      --------------------------------------------------------------------
                 D (Number of business days in a month) = 20
                 P (N/D) = .25
                 W (Weight for downtime exceeding 15 minutes - from
                    Table I) = 20

                 Equation: W/100 x P x N = Credit Percentage

                 Sample Solution: 20/100 x .25 x 5 = 25% credit percentage of that months invoice for Account Processing (Exhibit A-2, 1.A.).

                                                                    Exhibit A-7

                       Visa Debit Processing Fee Schedule

     I.      SYSTEM INSTALLATION
             Setup Fee                                              $       *

    II.      MONTHLY PROCESSOR FEES                                 $       *
             (All items listed in Section II are included in the
              monthly minimum)

             Authorization Support                                  $       *
             (each authorized transaction)

             Settlement Support
             (each settlement transaction)                          $       *
                                                                    $       *
             File Residency Support
             (each card on file)                                    $       *

             Lost/Stolen Card Reporting                             $       *
             (after hours)

             CWB/Negative File Updates                              $       *

   III.      SNS FULL CARDHOLDERS SERVICING (Optional)
                                                                    $       *
                                                                    $       *

    IV.      FILE TRANSMISSIONS (CMF/OPC/ACH) SUPPORT
                                                                    $       *

     V.      REPORTING ACCESS                                       $       *

    VI.      CARD PRODUCTION
             (includes embossing/encoding, card carrier, envelopes,
              and PIN reminder/not including postage)
                                                                    $       *
                                                                    $       *

   VII.      PREPARATION OF VISA QUARTERLY REPORTING
             (VISA Associate Members Only)                          $       *

  VIII.      VISA FEES AND OTHER SERVICES
             The client will be responsible for all VISA fees, dues and assessments, the cost of plastics, communications costs, all equipment expenses and any other costs not specified above.

ACCEPTED BY:



CAPITAL BANK                             FISERV SOLUTIONS, INC.

By:    /s/ Allen T. Nelson, Jr.           By:    /s/ William W. Bryant
       ------------------------------            -----------------------------------------
Name:  Allen T. Nelson, Jr.               Name:  William W. Bryant
       ------------------------------            -----------------------------------------
Title: Executive Vice President & CFO     Title: Executive Vice President - Fiserv Atlanta
       ------------------------------            -----------------------------------------
Date:  December 3, 2001                    Date: December 10, 2001
       ------------------------------            -----------------------------------------


-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

                                                                       Exhibit B
                            Item Processing Services



                      Client agrees with Fiserv as follows:

         1. Services. Fiserv will provide Client the Item Processing Services ("Item Processing Services") specified in Exhibit B - 1.

         2. Due Diligence. All necessary information concerning Client's requirements for Item Processing Services shall be set forth in a business assumptions list (the "IP Business Assumptions List"), which Client shall complete prior to Fiserv rendering Item Processing Services hereunder. Client acknowledges that Fiserv has relied on the information contained in the IP Business Assumptions List in determining pricing and performance levels for the Item Processing Services. In the event of material change(s) in the actual volumes, types of items, and delivery times for work received from Client, as compared to the IP Business Assumptions List, Fiserv shall have the right to adjust its fees and/or performance standards accordingly upon 30 days' notice to Client. Any increase in fees resulting from this due diligence process shall not be subject to the CPI limitations as set forth in Section 3 below.

         3. Fees. Client shall pay Fiserv the fees and other charges for the Item Processing Services specified in Exhibit B - 1. Fees listed in Exhibit B - 2 are valid for item processing services and locations that Client contracts for as of the date of the Agreement. If Client wishes to obtain additional services and/or use additional locations from Fiserv during the term of the Agreement, Fiserv fees and services available, therefor will be quoted to Client upon request. Fiserv agrees to give at least 30 days' notice to Client of any changes in the rules and procedures established for processing items, unless such changes are caused by changes made by the Federal Reserve System or otherwise beyond the control of Fiserv, not permitting Fiserv to give such advance notice. Fiserv reserves the right to make such changes to the Exhibits without notice as may be necessary to cover any increases in Federal Reserve System costs and charges or in other costs and charges beyond Fiserv's control, including changes required by applicable law or regulatory activity. The fees listed in Exhibit B
- 2 may be changed annually effective each January 1 beginning in the year 2004 upon 30 days notice to Client. Each change shall be limited to the change in the U.S. Department of Labor, Consumer Price Index for All Urban Households ("CPI") for the 12-month period preceding each January 1, or three percent (3%), whichever is the lesser. Fiserv will deliver to Client the notification of the fee change.

         4. Performance Standards. Fiserv will perform the Item Processing Services in accordance with the performance standards specified in Exhibit B - 3 (the "Performance Standards"), subject to Client meeting its performance obligations as set forth in Exhibits B - 1 and B - 3. Fiserv shall not be liable for any damages or losses to Client for errors occurring within the limits of the Performance Standards.

         5. No Fiduciary Relationship. Fiserv shall perform such Item Processing Services for which Fiserv shall subscribe as agent of Client, and Fiserv shall not have by reason of this Agreement a fiduciary relationship with respect to Client.

         6. Lost, Destroyed, and Misplaced Items. Fiserv assumes no liability for any item lost, destroyed, or misplaced while in transit before the item physically arrives at the premises of Fiserv and is received by Fiserv. In the event any items are lost, destroyed, or misplaced, and such event is not due to gross negligence or intentional misconduct by Fiserv, Client shall be solely responsible for the costs and expenses incurred by Fiserv in reconstructing any such items and for any damages or other losses that may be incurred by Fiserv due to the collection of such items. In the event Fiserv loses, destroys, or misplaces deposited items as a result of gross negligence or intentional misconduct after acceptance of said deposit, Fiserv shall be liable only for reasonable reconstruction costs of the deposit. Reasonable reconstruction costs shall be only those costs that arise from reconstruction of a microfilmed deposit. Fiserv shall not be liable for reconstruction costs associated with a deposit for which Client cannot provide a microfilmed record of such item(s) contained in the deposit. In no event shall Fiserv be liable for the face value of any lost or missing item(s).

         7. Governmental Regulation. This Exhibit shall be governed by and is subject to: the applicable laws, regulations, rules, terms and conditions, as presently in effect or hereafter amended or adopted, of the United States of America, Federal Reserve Board, Federal Reserve Banks, Federal Housing Finance Board, and any other governmental agency or instrumentality having jurisdiction over the subject matter of this Exhibit. Client agrees to abide by such requirements and to execute and deliver such agreements, documents, or other forms as may be necessary to comply with the provisions hereof, including, without limitation, agreements to establish Fiserv as Client's Agent for purposes of delivery of items processed hereunder from or to the Federal Reserve Banks. Any such agreements shall be made a part of this Agreement and are incorporated herein. A change or termination of such laws, regulations, rules,

                                                                       Exhibit B

terms, conditions, and agreements shall constitute, respectively, a change or termination as to this Exhibit. Client data and records shall be subject to regulation and examination by government supervisory agencies to the same extent as if such information were on Client's premises.

         8. Client Responsibilities. Client shall submit all items to Fiserv and otherwise comply with all Client obligations in accordance with the requirements set forth in Exhibit B - 1. Client shall maintain adequate supporting materials (i.e. exact copies of items, records, and other data supplied to Fiserv) in connection with the provision of Item Processing Services. Client shall provide written notice of confirmation and/or verification of any instructions given by Client, its agents, employees, officers, or directors to Fiserv in connection with Fiserv's provision of Item Processing Services. Client shall be responsible for balancing its accounts each business day and notifying Fiserv, within 7 business days, of any errors or discrepancies. In the event Fiserv discovers an error or defect (it being understood that Fiserv shall be under no duty to discover any such error or defect), Fiserv is authorized, in its sole discretion, to correct any such error or defect and to make any adjustments in order to correct such error or defect.

         9. Definition of Item. An item is defined as all checks and other documents presented to Fiserv for processing, transactional entries generated by Client, such as teller cash tickets, general ledger entries, loan entries and all control documents such as batch tickets.


--------------------------------------------------------------------------------


         IN WITNESS WHEREOF, the parties hereto have caused this Exhibit B to the Agreement to be executed by their duly authorized representatives as of the date indicated below.



CAPITAL BANK                             FISERV SOLUTIONS, INC.

By:    /s/ Allen T. Nelson, Jr.           By:    /s/ William W. Bryant
       ------------------------------            -----------------------------------------
Name:  Allen T. Nelson, Jr.               Name:  William W. Bryant
       ------------------------------            -----------------------------------------
Title: Executive Vice President & CFO     Title: Executive Vice President - Fiserv Atlanta
       ------------------------------            -----------------------------------------
Date:  December 3, 2001                    Date: December 10, 2001
       ------------------------------            -----------------------------------------

                                                                     Exhibit B-1

                    Item Processing Description of Services

1. Proof: On each business day (excluding Saturdays, Sundays, and holidays), Client will deliver to Fiserv Processing Center, checks and other items deposited to accounts with Client. Client will provide extra deliveries in support of proof operations for peak day processing. Peak day processing is defined as any day when Client's volume is expected to exceed twenty percent of daily average volume of the previous months volume divided by the number of business days in the previous month.

         a. Client will contract with and pay for a courier, to pick up and deliver all work between Client and Fiserv. Both parties will mutually agree upon the times of pick-up and delivery. If Fiserv has not received the items from Client locations by the agreed upon delivery times, Fiserv may, in its sole discretion and without liability, delay the processing of such items until the next business day. Fiserv will contact Client's after-hours contact and apprise said contact of the situation. Client agrees to provide an after-hours contact and update that contact should there be any change in Client personnel.

         b. Client agrees to MICR encode documents to meet Fiserv requirements (ABA and Account Numbers and Tran-codes).
         c. Client is responsible for microfilming all items submitted to Fiserv.
         d. Client agrees that all transactional entries, involving tellers' cash tickets, general ledger entries, or loan entries shall be in balance, and that Fiserv may return to Client, unprocessed, any transactional entries that are not in balance.
         e. Client agrees to segregate all over-the-counter items into batches not to exceed three inches (3") in depth and to identify each such batch with an appropriate batch header, which batch header shall meet written requirements provided by Fiserv. Client further agrees to segregate all items by type (i.e., single deposit items will be batched separately from multiple deposit items), and to provide a total for each single batch.
         f. Client agrees to include a batch manifest for each bag of work submitted to Fiserv.
         g. Client authorizes Fiserv to create ledger holdover entries, deposit corrections, or such other entries to balance transactions, except for those transactions outlined in subsection 1.d. above, as may be necessary to the efficient processing of the items.
         h. All items drawn against Client and those items internally generated shall be returned to Client or held by Fiserv in accordance with Client's written instructions.
         i. Client will report encoding errors to Fiserv. Fiserv will monitor errors to determine issues creating/causing the proof errors and take appropriate action.

2. Encoding: Fiserv will encode the dollar amount on all items needing encoding and presented to Fiserv as part of the Proof function described above. Fiserv may encode additional fields, such as account numbers, deposit ticket totals, or other items as specified by Client. Any such encoding will be according to terms agreed to by Fiserv. In no event will Fiserv be liable for losses to Client due to encoding errors if Client has not satisfied all of its obligations set forth in Section 1 above. Should Fiserv's encoding services fail to meet the performance standard for proof of deposit set forth in the Proof Encoding Performance Standards/Procedures, and Client incurs a potential loss due to an encoding error, Client shall use its best efforts to collect the amount in question from its customer (including without limitation, commencing legal action against the customer, obtaining a judgment, and attempting collection efforts based on said judgment) prior to submitting a claim for damages to Fiserv.

3. Exception Item Processing: Fiserv will either reject or pay items listed on the appropriate report, in accordance with written instructions, by Client's authorized officer or employee. The name of Client's officer or employee giving such instruction shall be noted on the item or on such other record as Fiserv may establish, together with the nature of the instruction. If Client has not instructed Fiserv regarding the disposition of any exception item drawn against Client by the agreed upon time each day, then Fiserv shall return it through the presentment chain to the depository bank or institution. Instructions to Fiserv on disposition of items that are received after the agreed upon deadline or are changed can result in a late charge. Should Fiserv's exception item processing fail to meet the performance standard for exception item processing set forth in Exhibit B-3, and Client incurs a potential loss due to an error, Client shall use its best efforts to collect the amount in question from its customer (including without limitation, commencing legal action against the customer, obtaining a judgment, and attempting collection efforts based on said judgment) prior to submitting a claim for damages to Fiserv.

4. Statement Rendition: All checks, drafts, and other orders for the payment of money drawn against accounts at Client which are to be stored by Fiserv, will be retained by Fiserv until the end of each Client's checking account cycle. The items will be sorted, filed with the monthly statement, and mailed to the depositor. Client agrees to have statements printed according to predefined cycles and print classes. Statement enclosure counts will be accurately and clearly reported in the top fold of the statement. If required, Client agrees to expedite the return of any paid exception items to Fiserv in order to facilitate timely statement processing. Fiserv will apply proper postage, which will be pre- paid monthly (or as agreed upon by Client and Fiserv) on an estimated basis by Client.

5. Inclearings: Client authorizes Fiserv to receive its inclearing items daily from the Federal Reserve Bank. Fiserv will balance the inclearing items to their cash letters, capture the items on magnetic media, microfilm or image scan and transmit the account information to Client's data processor. Fiserv will also pull out for further handling the appropriate items for exception handling or scrutinizing, and deliver the items to bulk file storage or to Client for further processing.

6. Courier Service: The parties hereto acknowledge that it will be necessary to make arrangements for the transport of items, records, and other data from Client to Fiserv and from the Federal Reserve or Correspondent bank to Fiserv. After Fiserv has provided the Item Processing Services, selected items, records, and data must be transported from Fiserv to Client and the Federal Reserve. The parties further acknowledge that the cost of such transportation shall be the sole responsibility of Client.

         a. Client has the right to make provision for its own courier service to provide the needed transportation as set forth in subsection 1.a. above. Should Client not make provision for such courier service, or should Client request that Fiserv make arrangements for such courier service, then Fiserv, for the benefit of Client, shall make arrangements for such a courier service. Client must notify Fiserv to provide such courier service no less than thirty (30) days prior to the date that Fiserv is to begin providing Item Processing Services.
         b. Client shall pay Fiserv for any and all charges, expenses, or costs incurred by Fiserv in contracting for said courier service, as set forth in Exhibit B-2.
         c. It is understood and agreed that Fiserv shall not have, or assume, any liability or responsibility for such items, records, or data until they have reached Fiserv premises and shall have no further responsibility or liability for them after they leave Fiserv premises.
         d. The courier service shall at all times be deemed the independent contractor of Client, and shall not, at any time or under any circumstances, be deemed the agent or employee of Fiserv, regardless of whether said courier service, at any pertinent time herein, is affiliated with or employed by Fiserv.
         e. Fiserv will monitor and track deliveries for Client. Should a delivery be missing, Fiserv will notify Client through appropriate channels. Should there be any dispute as to the proper delivery of any records, Fiserv's records of delivery will be accepted as the undisputed record of delivery.

7. Conversion Services: Fiserv will provide conversion services based on the information provided by Client during the due diligence process. Following Client's initial conversion to Fiserv Services, any additional requests will be submitted to Fiserv at least 90 days prior to the required implementation date. An estimate for the additional conversion services will be provided. The implementation time for the conversion will be delayed if Client requires more than three days to approve or decline the conversion estimate. Client also acknowledges that Fiserv must approve any changes to the MICR line and/or Account Number structure for Client prior to proceeding with a conversion. Fiserv will make every reasonable attempt to convert new MICR line and/or Account Number structures. Client agrees to eliminate any non-standard MICR line and/or Account number structure as identified during the due diligence process from its daily capture service within 120 days after the initial conversion date. Client acknowledges that Fiserv may elect to charge a fee such as the Special Statements Fee listed in Exhibit B-2, for all non-standard items processed in the service. Client acknowledges that Fiserv may not be able to achieve the stated service level agreements on accounts, transactions, or services involving non-standard MICR lines and/or Account Number structures. In the event that the Account Number appearing on the statement does not equal the Account Number on the MICR line, Fiserv will not be responsible for any service level agreements relating to statement preparation and rendition.

          Initial Client conversion is based on the results obtained during the due diligence process. This work would include an inclearings, POD and bulk file sort pattern. In addition, it would include a single extraction program to support the transmission of a daily inclearings and POD file to a host site for

                                                                     Exhibit B-1

processing. Sort specifications will be developed in support of statement rendition services. Standard reporting will be provided to Client to include a daily transaction report sorted in transaction and account order, recaps of transmissions and cash letters, and a daily cash report if required.

8. Research Services: Fiserv will provide research and photocopy services upon request by Client. Upon receipt from Client of a request for subpoena work or other significant or voluminous research work, Fiserv will attempt to provide Client with an estimate of the time required and corresponding cost to complete the request prior to commencing the research services.

9. Data Transmission: Client and Fiserv acknowledge and agree that Client has separately contracted with Client's data processor to provide data processing services for Client and that Fiserv shall have no responsibility for the timeliness or quality of the service provided by Client's data processor. Client's data processor shall deliver directly to Client all reports generated from the data transmitted by Fiserv. Fiserv shall have no responsibility for the timeliness of such delivery or for the adequacy or accuracy of the reports supplied by Client's data processor, except for errors caused by Fiserv failure to transmit information.

10. Image Services: Fiserv will provide CD-ROM containing retrievable images of processed checks to Clients courier as agreed. Weekly and Daily CD's are dispatched the next business day. EOM CD's are dispatched within four business days. Fiserv will provide Client with remote research availability or exception item decision support via a work station from 8:00 AM Eastern Time to 12:00 AM Eastern Time Monday through Friday, excluding holidays, and on weekends and holidays from 8:00 AM Eastern Time to Noon Eastern Time.

         a. Fiserv will image capture Inclearings and POD through item capture.
         b. Re-enter transit all rejects.
         c. Fiserv will retain items sent to Fiserv for processing for up to 60 days at the fee stated in Schedule B-2 and will maintain the ability to furnish such items to a customer upon request during such period.
         d. After 60 days, Fiserv will destroy items sent to it for processing.
         e. Fiserv will create and render the image statements for the designated accounts. Images of the front and if specified by Client for an account, the back, or each ITEM shall be included with each statement.
         f. Archive services are 0-60 calendar days on RAID, with a response time of less than 10 seconds. Days 61 through Seven Years is stored in the tape silo, response time for items that are from 61 calendar days through 24 months for a single query is two minutes or less. Response time for items that are stored from the 25th month through 84th month are available the next day.

                                                                     Exhibit B-2

                          Item Processing Services Fees

Fiserv will provide Client with the Item Processing Services for the following fees and prices indicated:


I.  Item Handling - Sorter
---------------------- --------------------- -------------------- -----------------------------------------------------------------
         Service       Volume/Range          Unit Fee                                Description / Information
---------------------- --------------------- -------------------- -----------------------------------------------------------------

In-Clearing Capture         1-100,000                   *         Per  item. High-speed  capture  of  MICR  data,  balancing  to
                         100,001-200,000                *         Inclearing  Totals  and  extracts.  A  sequence  number is spray
                         200,001-300,000                *         endorsed on the items.  Inclearings, Same Day Capture.
                         300,001-400,000                *
                         400,001-500,000                *
                           Over 500,000                 *
---------------------- --------------------- -------------------- -----------------------------------------------------------------
In-Clearing Re-                                         *         Correcting of MICR via on-line terminal
entry OVER 1%
---------------------- --------------------- -------------------- -----------------------------------------------------------------
                                                        *
                            1-100,000                   *         MICR encoding of all On-Us and Transit items  received by Fiserv
                         100,001-200,000                *         from Client.  All transactions are balanced.  POD, Transit,  GL,
 Proof Encoding          200,001-300,000                *         Savings, Loans, Lock Box, Counter Items.
                         300,001-400,000                *
                         400,001-500,000                *
                           Over 500,000
---------------------- --------------------- -------------------- -----------------------------------------------------------------
Proof/Deposit                                           *         Corrections of Client deposit/teller  errors.  Photocopy charges
Corrections                                                       are extra.
---------------------- --------------------- -------------------- -----------------------------------------------------------------

                                                        *
                            1-100,000                   *
                         100,001-200,000                *         High-speed capture of MICR data,  balancing to proof totals, out
POD/Transit Capture      200,001-300,000                *         sorting of other On-Us Items (Sav,  GL, Loan,  etc.) creation of
                         300,001-400,000                *         various  Cash  Letters  and  extraction.  A  sequence  number is
                         400,001-500,000                *         spray endorsed on the items.
                           Over 500,000
---------------------- --------------------- -------------------- -----------------------------------------------------------------
Reject Repair                                           *         Client required stripping and re-qualification of items.
---------------------- --------------------- -------------------- -----------------------------------------------------------------
Image Item Scan             1-100,000                             Scanning  of items for the  purpose of Image  Statements,  Image
                                                        *
                         100,001-200,000                *
                         200,001-300,000                *
                         300,001-400,000                *
                         400,001-500,000                *         Archive and Retrieval.
                           Over 500,000                 *
---------------------- --------------------- -------------------- -----------------------------------------------------------------

---------------------- --------------------- -------------------- -----------------------------------------------------------------
Exception Item              1-250,000
Pass                                                    *
                                                        *         Single pass of On-Us items for the purpose of pulling  items for
                         250,001-500,000                *         review/return  to Client.  Statement  Cycles are also  pulled at
                           Over 500,000                           this time.
---------------------- --------------------- -------------------- -----------------------------------------------------------------


-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

                                                                     Exhibit B-2


---------------------- --------------------- -------------------- -----------------------------------------------------------------
         Service       Volume/Range          Unit Fee                                Description / Information
---------------------- --------------------- -------------------- -----------------------------------------------------------------
Fine Sorting                                                      High  speed   sorting  of  items  into  account   number  order.
                                                        *
                            1-250,000                   *
                         250,001-500,000                *         Inclearings,  GL, Savings,  Loans,  On-Us,  Cycle Sorting,  Bulk
                           Over 500,000                           file Sort, Daily Fine Sort.
---------------------- --------------------- -------------------- -----------------------------------------------------------------
Serial Sorts                                            *         High-speed  sorting of items into check  number order per Client
                                                                  Request.
---------------------- --------------------- -------------------- -----------------------------------------------------------------
Nulls                                                   *           High-speed rejects without valid document information.
---------------------- --------------------- -------------------- -----------------------------------------------------------------

                                                        *
Item Storage &              1-250,000                   *
Destruction              250,001-500,000                *         Truncated/Imaged items housed in Fiserv facility pending
                           Over 500,000                           destruction after 60 days.
---------------------- --------------------- -------------------- -----------------------------------------------------------------


II.  Bookkeeping Services
--------------------------- ---------------- -------------------------------------------------------------------------------------
         Service                 Unit Fee                              Description / Information
--------------------------- ---------------- -------------------------------------------------------------------------------------
                                             Manual pulling of return items upon Client timely return  decision.  Fiserv  balances
Return Items                                 the items,  stamps the return  reason,  prepares  the Return Cash  Letter  advice and
                                   *         delivers to the FRB.
--------------------------- --------------- --------------------------------------------------------------------------------------
                                             Return  item  processing  that  exceeds  the normal  24-hour  FRB window for  regular
Late Return Items                  *         returns or is past the  established  deadline for the return  decision.  Late Returns are subject to collection rules and procedures.
--------------------------- --------------- --------------------------------------------------------------------------------------
Fax Requests                       *         Copying and faxing; as requested and defined by Client.
--------------------------- --------------- --------------------------------------------------------------------------------------
Large Dollar Notification          *         Client  notifies  Fiserv of the large items to be returned.  Fiserv notifies the bank of first deposit of the return.
--------------------------- --------------- --------------------------------------------------------------------------------------
Chargeback Forwarding              *         Fiserv  forwarding of  chargebacks  via the next  scheduled  courier  delivery to the
                                             Client or re-deposit to the Fed.  ($50.00 monthly minimum.)
--------------------------- --------------- --------------------------------------------------------------------------------------
Photo Copies / Searches            *         Upon Client  request,  Fiserv  creates a copy of a processed  item from microfilm and provides via fax, mail, or both. Turn around within a 24-hour timeframe.
--------------------------- --------------- --------------------------------------------------------------------------------------
Photo Copies - Expedited           *         Upon Client  request,  Fiserv  creates a copy of a processed  item from microfilm and provides via fax, mail or both.  Turn around within a 4-hour timeframe.
--------------------------- --------------- --------------------------------------------------------------------------------------
Research Work                      *         Any client  requested  research other than a Center  created error.  Billed in1/2hour increments.
--------------------------- ---------------- --------------------------------------------------------------------------------------
Original Item Retrieval            *         Upon Client  request,  Fiserv pulls an original item for  forwarding via fax, mail or both to the Client or FRB.
--------------------------- --------------- --------------------------------------------------------------------------------------
Fed or Correspondent               *         Research of outages.  (Plus Research time if over1/2hour).
Adjustments
--------------------------- --------------- --------------------------------------------------------------------------------------

--------------------------- --------------- --------------------------------------------------------------------------------------


-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

                                                                     Exhibit B-2

II.  Image Archive
--------------------------------- --------------------- --------------------------------------------------------------------
              Service                  Unit Fee                              Description / Information
--------------------------------- --------------------- --------------------------------------------------------------------
Seven Year Image Storage                  *             Storage of images for seven years using the Fiserv migrated media storage capability.
--------------------------------- --------------------- --------------------------------------------------------------------
                                                        Retrieval of image items within the first 60 days of scanning with
On- Line Image Retrieval  -                             or without the Seven-Year Image Storage service.   For the first
first 60 days (Queries)                   *             60 days of an item, Client may have unlimited queries into the image archive.
--------------------------------- --------------------- --------------------------------------------------------------------
                                                        Retrieval of image items during the time span of 61 days to two
On- Line Image Retrieval -                *             years of storage following scanning with Seven-Year Image Storage
61-days- two years (Queries)                            service.
--------------------------------- --------------------- --------------------------------------------------------------------
On- Line Image  Retrieval - over          *             Retrieval of image items after two years of storage following the
two years (Queries)                                     scanning with Seven-Year Image Storage service.
--------------------------------- --------------------- --------------------------------------------------------------------
Image Library Software                    *             Software for the viewing of images on CD-ROM.
--------------------------------- --------------------- --------------------------------------------------------------------
Image Library Software                    *
--------------------------------- --------------------- --------------------------------------------------------------------
Annual Maintenance on Image               *             Annual fee for software.
Library Software
--------------------------------- --------------------- --------------------------------------------------------------------



IV.  Image Distribution
--------------------------------- --------------------- --------------------------------------------------------------------
              Service                  Unit Fee                              Description / Information
--------------------------------- --------------------- --------------------------------------------------------------------
CD ROM Distribution                       *              Creation of CD containing imaged items.
--------------------------------- --------------------- --------------------------------------------------------------------


-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

                                                                     Exhibit B-2


V.   Image Statements
-------------------------- -------------------- ------------------ -----------------------------------------------------------------
         Service               Volume/Range          Unit Fee                        Description / Information
-------------------------- -------------------- ------------------ -----------------------------------------------------------------
Scan Marketing Image                                    *          Scanning of a promotional  marketing insert to be printed on the
                                                                   Image Statement.
-------------------------- -------------------- ------------------ -----------------------------------------------------------------
Special Statement Cuts                                  *          Creation of Image Statement not at a normal cycle date.
-------------------------- -------------------- ------------------ -----------------------------------------------------------------
                                                                   Image  statements,  front of items only,  includes five sides of print, composition,  insertion and rendition,  cycles during the
Image Statement                                         *          month.   Fee includes a rendition fee of $ *  per statement.
Composition                     1-5,000                 *          Turn  around -  Statements  will be mailed no later than the 3rd
Non End of Month              5,001-10,000              *          business day from the receipt of the statement  print.  Saturday
                             10,001-15,000              *          considered  a  business  day  for  rendering  services  but  not
                              Over 15,000                          considered to be available for mailing statements.
-------------------------- -------------------- ------------------ -----------------------------------------------------------------
Image Statement                 1-5,000                            Image  statements,  front of items only,  includes five sides of print,  composition,  insertion and  rendition,  cycles at month end. Fee  includes a rendition  fee of $ * per  statement.  Turn
Composition                                             *          around  -  Statements  will be  mailed  no  later  than  the 4rd
End of Month                  5,001-10,000              *          business day from the receipt of the statement  print.  Saturday
                             10,001-15,000              *          considered  a  business  day  for  rendering  services  but  not
                              Over 15,000               *          considered to be available for mailing statements.
-------------------------- -------------------- ------------------ -----------------------------------------------------------------
Image Statement Print -                                 *          Additional sides of print on Image Statements.
Per side
-------------------------- -------------------- ------------------ -----------------------------------------------------------------

VI.  Set up / Other Fees
--------------------------- ------------------ -------------------------------------------------------------------------------------
         Service               Unit Fee                                             Description / Information
--------------------------- ------------------ -------------------------------------------------------------------------------------
Image Processing Set Up            *           Minimum. Bid provided.
Fee
--------------------------- ------------------ -------------------------------------------------------------------------------------
Image Processing Minimum           *           If a combination of  traditional  services plus Imaging,  the monthly  minimum is $ *
Per Month                                      (Center discretion). Pass-through charges are excluded from minimum.
--------------------------- ------------------ -------------------------------------------------------------------------------------
Processing Minimum Per             *           Traditional Item Processing Services. Pass-through charges are excluded from minimum.
Month
--------------------------- ------------------ -------------------------------------------------------------------------------------
Programming                        *           Bid provided.  Special requests that require detailed programming.
--------------------------- ------------------ -------------------------------------------------------------------------------------
Training                           *           Bid provided.
--------------------------- ------------------ -------------------------------------------------------------------------------------
Conversions /                      *           For merger of items of another Fiserv IP processed Client.
Implementation Fee
--------------------------- ------------------ -------------------------------------------------------------------------------------

-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

                                                                     Exhibit B-2



-------------------------- ------------------- ------------------ -----------------------------------------------------------------
         Service             Volume/Range           Unit Fee                        Description / Information
-------------------------- ------------------- ------------------ -----------------------------------------------------------------
Statement
Rendering -                                            *          Manual  rendering of check return  statements  that cycle
Traditional                     1-5,000                *          during  the month.
DDA Non End                  5,001-10,000              *
of Month                     10,001-15,000             *
                              Over 15,000
-------------------------- ------------------- ------------------ -----------------------------------------------------------------

                                                       *
Statement Rendering -           1-5,000                *
Traditional                   5,001-10,000             *          Manual rendering of check return  statements that cycle at month
DDA End of Month             10,001-15,000             *          end.
                              Over 15,000
-------------------------- ------------------- ------------------ -----------------------------------------------------------------

-------------------------- ------------------- ------------------ -----------------------------------------------------------------
Statement Rendering -                                             Rendering of non enclosure statements (Savings,  Loan, Analysis,
                                                       *
                                1-5,000                *
Non Enclosure/Truncated       5,001-10,000             *
                             10,001-15,000             *          CD, Notices, Forms etc.)
                              Over 15,000
-------------------------- ------------------- ------------------------------------------------------------------------------------
                                               Statements  that do not conform to general bulk file  procedures  - daily,  weekly,
Special and Hold                               BI-weekly cycles,  conversion cycles,  one-time requests,  differences in enclosure
Statements                         *           counts.
-------------------------- ------------------- ------------------------------------------------------------------------------------
Statement Items Inserted           *           Items are matched to  corresponding  Statements  and prepared for mailing.  This is also used for inserting promotional items, stuffers, and additional pages.
-------------------------- ------------------- ------------------------------------------------------------------------------------
Reformatting from Print            *           Creation of reformatted print file upon receipt of statement file.
file
-------------------------- ------------------- ------------------------------------------------------------------------------------
Other Mailings                     *           Bid provided.
-------------------------- ------------------- ------------------------------------------------------------------------------------
Statement Printing Non             *           Bid provided if service available.
Image
-------------------------- ------------------- ------------------------------------------------------------------------------------


VIII.  Miscellaneous
---------------------------- ------------- ---------------------------------------------------------------------------------------
          Service              Unit Fee                            Description / Information
---------------------------- ------------- ---------------------------------------------------------------------------------------
Subpoena Requests/Research        *        Research  requested by subpoena.  Billed in1/2hour  increments plus Photocopy fee.
                                           Bid provided
---------------------------- ------------- ---------------------------------------------------------------------------------------
Special Handling - Account                 Bid provided.
Number Formats
---------------------------- ------------- ---------------------------------------------------------------------------------------
Special Handling -                         Bid provided.
Multiple R/T Numbers
---------------------------- ------------- ---------------------------------------------------------------------------------------
Data Entry                                 Bid provided.
---------------------------- ------------- ---------------------------------------------------------------------------------------
Transmission                      *        Transmitting of MICR data to a Client  application  processor  (non-Fiserv host).
                                           Also for the receipt of Exception Item Files/Statement File/Print File.
---------------------------- ------------- ---------------------------------------------------------------------------------------


-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

                                                                     Exhibit B-2

Pass - through charges:

Envelopes and custom forms
Postage / Airborne
Courier
Data Communications

PROCESSING CREDIT

Client shall receive a credit not to exceed * to Item Processing Services at any time during the term of the initial Agreement upon thirty (30) days prior notification to Fiserv.




-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

                                                                     Exhibit B-3

                      Item Processing Performance Standards


1) Presentation and Delivery of Work

     a. DESCRIPTION:

        - Client will deliver items to Fiserv by mutually agreed upon delivery schedule
        - Credits come before debits
        - Customer deposit is the first credit
        - Items are encoded with route/transit number, account number and proper trancode
        - If multiple amounts, correct amount is circled
        - Currency not to be included
     b. PROCEDURE:
        - Fiserv will notify Client of specific non-performance issues as required.


2) Batches/Bundles

     a. DESCRIPTION:
        - Multiple item transactions batched
        - Bundles or Batches are limited to 3" or 300 items, whichever limit is reached first.
        - Client should count the number of bundles and list on the Client Bag/Fiserv FAX form (see attached) and fax the form to Fiserv.
        - Insert the items and a copy of the Fiserv FAX form into the carrier/bag/box for delivery to Fiserv. Client should retain a copy for their records.

     b. PROCEDURE:
        - Upon receipt, Fiserv will verify the number of bundles listed on the Fiserv FAX form, initial and file the form in our daily processing documentation.
        - If Fiserv's count does not equal the number of bundles listed on the Fiserv FAX form, Fiserv will contact the Client to discuss the discrepancy.

3) Single Item Batches/Bundles

     a. DESCRIPTION:
        - Single items (one-on-ones) batched
        - Single item deposits should be batched and have a single tape attached per batch by Client prior to submission to Fiserv for encoding

     b. PROCEDURE:
        - Fiserv will verify that encoding balances to the tape submitted with the single items by Client. Fiserv will notify Client of specific non-performance issues as required.

4) Fiserv proof and balancing of work received from Client for processing

     a. SUBJECT:  Proof of Deposit for dollar amount encoding
     b. DESCRIPTION:
        - Dollar encoding errors to meet service goals
        - Corrections made with accepted medium
        - Customer Corrections are legible and complete
        - Customer Corrections have the correct reason listed
        - All Customer Corrections over $100.00 are documented with accompanying copies as required.
        - Items are endorsed with the proper bank stamp in proper Regulation CC position
        - Transaction Corrections using G/L debits and credits contain the correct information
        - Suspense documentation is legible and complete
        - Items placed into holdovers by Fiserv will be documented

                                                                     Exhibit B-3

        - Differences of under $10.00 will be charged to a General Ledger account
     c. SERVICE GOAL: 99.997 %
     d. PROCEDURE:
        - Client will notify Fiserv of specific non-performance issues by submitting a service incident report in the form approved by Fiserv with accompanying documentation to Client Services.
     e. MEASUREMENT:   Percent of Proof Encoding Volume

5) Fiserv modification of MICR rejects

     a. SUBJECT:  Reject Re-entry/ Reconciling or Balancing
     b. DESCRIPTION:
        - Modified MICR reject errors to meet service goals
        - Transaction Corrections using G/L debits and credits contain the correct information
        - Suspense documentation is legible and complete
        - Items placed into suspense by Fiserv will be documented
        - Differences of under $10.00 will be charged to a General Ledger account
     c. SERVICE GOAL: 99.7%
     d. PROCEDURE:
        - Client will notify Fiserv of specific non-performance issues by submitting a service incident report in the form approved by Fiserv with accompanying documentation to Client Services.
     e. MEASUREMENT:   Percent of Volume  (Based on total rejects)

6) Fiserv preparation of outgoing transit items

     a. SUBJECT:  Transit Cash Letter Processing
     b. DESCRIPTION:
        - Cash Letters are sent out with correct total(s)
        - Cash Letters are sent with complete bundle count(s)
        - Cash Letter differences are explained
        - Cash Letters for proper bank are used
        - Cash Letters for the correct correspondent are used
        - Cash Letters sent out in timely manner
        - Low speed cash letters will be sent out within 24 hours of stated deadlines
        - On-us items will not be sent out in transit cash letters
     c. SERVICE GOAL: Not to exceed one error per cash letter endpoint per month
        - Cash Letters Items sent out 99.4% of the time on time
     d. PROCEDURE:
        - Client will notify Fiserv of specific non-performance issues by submitting a service incident report in the form approved by Fiserv with appropriate documentation to Client Services.
     e. MEASUREMENT: Record of Occurrence based on cash letter endpoints

7) Fiserv capture and transmission of work from proof department

     a. SUBJECT:  Second Shift Transmissions
     b. DESCRIPTION:
        - All transmissions are sent in the approved Fiserv format
        - All transmissions are sent to Fiserv in such time to insure that posting can be completed timely.
        - Transmission deadlines will not be earlier than 11:00 p.m. Mon. - Thurs. or 12:00 a.m. Friday
     c. SERVICE GOAL: Transmission errors or delays are not to exceed two per month that are within Fiserv's control.
     d. PROCEDURE:
        - Client will notify Fiserv of specific non-performance issues by submitting a service incident report in the form approved by Fiserv with accompanying documentation to Client Services.
     e. MEASUREMENTS: Record of Occurrences

                                                                     Exhibit B-3

8) Fiserv preparation of statements and check filing requirements

     a. SUBJECT:  Statement Preparation
     b. DESCRIPTION:
        - End of the month statements are sent no later than the 4th business day from receipt of the printed statements from Client and/or Agent and completion/receipt of paid exception items.
        - Non end of the month statements are sent no later than the 3rd business day from receipt of the printed statements from Client and/or Agent and completion/receipt of paid exception items.
        - Saturday considered a business day for rendering services but not considered to be available for mailing statements.
        - Special account statements are sent out no later than the 3rd business day from receipt of the printed statements from Client and/or Agent and completion/receipt of paid exception items.
        - Crippled statements will be mailed out within two additional days.
        - There will be only one statement per envelope.
        - The correct customer's checks will accompany the statement.
        - Hold statements that are properly labeled will be sent to Client for handling.
        - Zip codes and addresses will be eliminated on all hold accounts.
        - The correct number of statement  pages are in the envelope.
        - Client will submit statement stuffers to center with appropriate instructions noted on the Stuffer Instruction Form. Stuffers must arrive two days prior to cycle date to insure proper handling.
        - The correct statement stuffer(s) will be included in the statement.
        - Notice of missing item(s) will be included in the statement if the statement is missing 3 or fewer enclosures.
        - Fiserv will monitor and report delays for receipt of statement print to Client within 24 hours of the expected time of receipt.
     c. SERVICE GOAL: 99.9%  (10 errors per 10,000 Statements)
        - Fiserv will also manage statements with incorrect item counts to no more than 3% mailed with incorrect enclosure counts.
     d. PROCEDURE:
        - Client will notify Fiserv of specific non-performance issues by submitting a service incident report in the form approved by Fiesrv with accompanying documentation to Client Services.
     e. MEASUREMENT: Percent of Total Statements Rendered. Reimbursement for not meeting service agreement on statement preparation is the refunding of the rendition portion of the service fee, which equals $.11 per statement. This applies to the volume of statements that miss the turn around dead line.

9) Fiserv processing of exception items (Outgoing Return Items) when Client has submitted final return decisions by 12:30 p.m. daily

     a. SUBJECT:  Returned Items
     b. DESCRIPTION:
        - The correct items will be returned
        - All returned items are stamped with the correct return reason
        - The items Client wants returned are returned on the day they are listed as exceptions
        - The T-186 balances to the Fed return total daily
        - G/L entries made for all check reversals
        - Rejected debit totals balance
        - Large items notified through EARNS
        - Items are returned within specified Regulation CC. time requirements
        - Items are paid using correct account number and trancode
        - Proper bank's T-186 forms are used
     c. SERVICE GOAL: 99.94%  (6 errors per 10,000 return items)
     d. PROCEDURE:

                                                                     Exhibit B-3

        - Client will notify Fiserv of specific non-performance issues by submitting a service incident report in the form approved by Fiserv with accompanying documentation to Client Services.
     e. MEASUREMENT: Percent of Total Qualified Return Items


10) Fiserv research of items, photocopy production

     a. SUBJECT:Research
     b. DESCRIPTION:
        - The turn-around time for a research request will be 48 hours from the time of receipt (unless Fiserv otherwise notifies Client, as in the case of subpoena research or other significant or voluminous research requests).
        - For subpoena research or other significant or voluminous research requests, Fiserv will provide a completion commitment estimate to Client within 48 hours of receipt.
        - Best effort will be made to produce quality photocopies
        - Trace reports will be delivered to Client within 2 business days
     c. SERVICE GOAL: 99.0% (1 error per 100 requests)
     d. PROCEDURE:
        - Client will notify Fiserv of specific non-performance issues by submitting a service incident report in the form approved by Fiserv with accompanying documentation to Client Services.
     e. MEASUREMENT: Percent of Total Research Request and Photocopies Serviced

11) Fiserv processing of FRB adjustment items

     a.  SUBJECT:  Adjustment items
     b. DESCRIPTION:
        - The turn-around time for an adjustment to be created and submitted into the FRB system will be 48 hours from the time of receipt/notification from the Client (unless Fiserv otherwise notifies Client).
        - Fiserv will not be held responsible for delays in receiving appropriate FRB credits/debits.
     c.   SERVICE GOAL: 99.0% (1 error per 100 requests)
     d.   PROCEDURE:
        - Client will notify Fiserv of specific non-performance issues by submitting a service incident report in the form approved by Fiserv with accompanying documentation to Client Services.
     e. MEASUREMENT: Percent of Total Adjustment Requests Serviced


NOTE - Fiserv is not liable for errors that result when Service Level Agreements are not followed by Client. Any errors that occur by Fiserv when the performance standards are being followed by Client will result and be mutually resolved using the limitation of liabilities clause in the agreement.

                                                                     Exhibit H-1

                   FISERV ATLANTA DISASTER RECOVERY AGREEMENT
                                ON-LINE SERVICES



I. A Disaster shall mean any unplanned interruption of the operations of or inaccessibility to Fiserv's data center which appears in Fiserv's reasonable judgment to require relocation of processing to a primary recovery location. Fiserv shall notify Client as soon as possible after it deems a service outage to be a Disaster. Fiserv shall move the processing of Client's standard on-line services to a primary recovery location as expeditiously as possible and shall coordinate the cut-over to back-up data lines with the appropriate carriers. Client shall maintain adequate records of all transactions during the period of service interruption and shall have personnel available to assist Fiserv in implementing the switchover to the primary recovery location. During a Disaster, optional or on-request services shall be provided by Fiserv only to the extent that there is adequate capacity at the primary recovery location and only after stabilizing the provision of base on-line services.

II. Fiserv shall work with Client to establish a plan for alternative data communications in the event of a Disaster.

III. Fiserv shall test its Disaster Recovery Services Plan by conducting an annual test. Client agrees to participate in and assist Fiserv with such testing. Test results will be made available to Client's management, regulators, internal and external auditors, and (upon request) to Client's insurance underwriters.

IV. Client understands and agrees that the Fiserv Disaster Recovery Plan is designed to minimize but not eliminate risks associated with a Disaster affecting Fiserv's data center. Fiserv does not warrant that service will be uninterrupted or error free in the event of a Disaster. Client maintains responsibility for adopting a disaster recovery plan relating to disasters affecting Client's facilities and for securing business interruption insurance or other insurance as necessary to properly protect Client's revenues in the event of a disaster.

V.         Monthly subscription fee included.




CAPITAL BANK                             FISERV SOLUTIONS, INC.

By:    /s/ Allen T. Nelson, Jr.           By:    /s/ William W. Bryant
       ------------------------------            -----------------------------------------
Name:  Allen T. Nelson, Jr.               Name:  William W. Bryant
       ------------------------------            -----------------------------------------
Title: Executive Vice President & CFO     Title: Executive Vice President - Fiserv Atlanta
       ------------------------------            -----------------------------------------
Date:  December 3, 2001                    Date: December 10, 2001
       ------------------------------            -----------------------------------------

                                                                     Exhibit H-1


               FISERV SOLUTIONS, INC. DISASTER RECOVERY AGREEMENT
                                EFT/ATM SERVICES
                         (Atlanta Stratus Support Only)


I. A Disaster shall mean any unplanned interruption of the operations of or inaccessibility to Fiserv's data center which appears in Fiserv's reasonable judgment to require relocation of processing to a primary recovery location. Fiserv shall notify Client as soon as possible after it deems a service outage to be a Disaster. Fiserv shall move the processing of Client's standard on-line services to a primary recovery location as expeditiously as possible and shall coordinate the cut-over to back-up data lines with the appropriate carriers. Client shall maintain adequate records of all transactions during the period of service interruption and shall have personnel available to assist Fiserv in implementing the switchover to the primary recovery location. During a Disaster, optional or on-request services shall be provided by Fiserv only to the extent that there is adequate capacity at the primary recovery location and only after stabilizing the provision of base on-line services.

II. Fiserv shall work with Client to establish a plan for alternative data communications in the event of a Disaster.

III. Fiserv shall test its Disaster Recovery Services Plan by conducting an annual test. Client agrees to participate in and assist Fiserv with such testing. Test results will be made available to Client's management, regulators, internal and external auditors, and (upon request) to Client's insurance underwriters.

IV. Client understands and agrees that the Fiserv Disaster Recovery Plan is designed to minimize but not eliminate risks associated with a Disaster affecting Fiserv's data center. Fiserv does not warrant that service will be uninterrupted or error free in the event of a Disaster. Client maintains responsibility for adopting a disaster recovery plan relating to disasters affecting Client's facilities and for securing business interruption insurance or other insurance as necessary to properly protect Client's revenues in the event of a disaster.

V.        Monthly subscription fee included.




CAPITAL BANK                             FISERV SOLUTIONS, INC.

By:    /s/ Allen T. Nelson, Jr.           By:    /s/ William W. Bryant
       ------------------------------            -----------------------------------------
Name:  Allen T. Nelson, Jr.               Name:  William W. Bryant
       ------------------------------            -----------------------------------------
Title: Executive Vice President & CFO     Title: Executive Vice President - Fiserv Atlanta
       ------------------------------            -----------------------------------------
Date:  December 3, 2001                    Date: December 10, 2001
       ------------------------------            -----------------------------------------

                                                                       Exhibit O
                            Internet Banking Services


         Client agrees with Fiserv as follows:

         1. Services. Fiserv will provide Client the Internet Banking Services specified in Exhibit O - 1, Client Web Site Branding specified in Exhibit O - 3, and the Internet Web Hosting Services specified in Exhibit O - 4 (collectively, "Internet Banking Services").

         2. Fees. Client shall pay Fiserv the fees and other charges for Internet Banking Services specified in Exhibits O - 2, and O - 4. Fiserv shall invoice Client monthly in advance for fixed fees and recurring monthly fees and on a current basis for all transaction and customer fees and third party services.

         3. Equipment and Supplies. Client shall obtain and maintain at its own expense such equipment as may be necessary or appropriate to facilitate the proper use and receipt of Internet Banking Services. Client shall be responsible for paying for all supplies to be used in connection with Internet Banking Services.

         4. Service Modifications. In connection with Fiserv's provision of Internet Banking Services, (a) Fiserv may, at any time, withdraw Internet Banking Services, or any part thereof, upon 6 months prior written notice; and
(b) either party may terminate Internet Banking Services, or any part thereof, immediately upon notice to the other party of any legislative, regulatory, or judicial (i) impairment of the provision thereof; and/or (ii) restrictions or conditions that would materially affect the integrity thereof.

         5. Effect of Termination. Upon any termination or expiration of this Exhibit, Client shall continue to be responsible for fees related to Internet Banking Services unless Fiserv receives written notice to delete Client Files from the Fiserv System. Client shall continue to be responsible for all data communications and modem fees until (i) all circuits are disconnected and the telecommunications company ceases invoicing Fiserv; and (ii) Fiserv receives back all equipment supplied to Client by Fiserv.

         6. Trademark License. Client hereby grants to Fiserv a non-exclusive, non-assignable right to use Client's trademarks, trade names, service marks, and service names (collectively, "Trademarks") in connection with Fiserv's provision of Internet Banking Services. Client will indemnify and hold harmless Fiserv, its officers, directors, employees, and affiliates against any claims or actions arising out of Fiserv's use of Trademarks.

         7. Regulatory Compliance. Client shall use Internet Banking Services only in conjunction with lawful purposes. Client agrees not to use Internet Banking Services for any activities in violation of any laws or regulations, including, but not limited to, wrongful transmission of copyrighted material, sending of threatening or obscene materials, or misappropriation of exportation of trade or national secrets.

         8. Client Warranties. Client represents and warrants that (a) any work, content, or information ("Content") provided to Fiserv is either original or that Client has the legal right to provide such Content; and (b) Content doesn't impair or violate any intellectual property or other rights of Fiserv or any third party. Client will indemnify and hold harmless Fiserv, its officers, directors, employees, and affiliates against any claims or actions arising out of any breaches of the foregoing. Client acknowledges that Fiserv shall not monitor, review, or approve any Content. Client acknowledges that access to Internet Banking Services shall be across public and private lines and that Fiserv has no control over such lines or the information available from non-Fiserv sources.

                                                                     Exhibit O-1

                            Internet Banking Services


1. Fiserv will provide Client access to Internet Banking Services via the Premier eCom solution. Client's customers may access and conduct certain business transactions to their enabled accounts from this access solution.

2.   Fiserv will provide the following functions for the fees identified in
     Exhibit 0 - 2:

      ------------------------------------------------------------------------

                               Internet Functions

      Sign on Authorization
      Statement Review
      Bill Payment - optional
      Transaction History View
      E-mail interface from customer to Client - optional
      Account Summary
      Funds Transfer
      Reports

      ------------------------------------------------------------------------

3. Fiserv shall provide Internet Banking Services that Fiserv controls in a 7 x 24 environment, subject to reasonable downtime for maintenance. Fiserv will attempt to limit its downtime to those hours of operation least impacted by customer usage.

4. Client acknowledges and understands that Internet Banking Services may be subject to unavailability due to congestion or overload on public circuits supplied by third parties or due to downtime by such third parties.

5. Fiserv agrees to provide second level customer support to Client in the event Client is unable to resolve customer support issues related to the normal operation of Internet Banking Services adequately during normal business hours. Fiserv's sole obligation is to provide timely response to Client for requests for support. In no event is Fiserv obligated to contact Client's customers to provide support for Internet Banking Services.

6. Fiserv will provide 1 day of training, comprised of a general system overview, administration, and end user training in the use of Internet Banking Services. Client acknowledges and agrees to reimburse Fiserv for reasonable travel, boarding, and meal expenses incurred for such training. Client further acknowledges that additional training, project management, and consulting may be obtained from Fiserv at the rates specified in Exhibit O - 2.

7. Fiserv will provide Client with Bill Payment Support Service Procedures in accordance with the procedures of Fiserv's designated remittance processor ("Remittance Processor").

8. Implementation Services will include Development of the basic Internet page to be attached to Client's Internet home page. Fiserv will brand the page with Client's Trademarks and use reasonable efforts to match the look of the transaction page with the home page.

9. Check images are available but require both Director (in-house or service bureau) and check images being captured (either in-house on an appropriately configured system or via Fiserv ImageSoft product). Additional software may be required depending upon Client configuration.

10.  Portal services are available on a request basis.

                                                                     Exhibit O-1


                            Internet Banking Services

Client Responsibilities

1. Client will facilitate timely cooperation between any necessary third parties in order for Fiserv to provide Internet Banking Services.

2. Client will provide Fiserv the applicable domain name for Internet Banking Services, if applicable.

3. Client will establish a web site using Client's vendor of choice using a Client designated operable domain name.

4. Client will obtain from each customer with access to Internet Banking Services (a) a written application, the form of which will be provided to Fiserv; and (b) a written agreement sufficient to enable Client to comply with its obligations under this Exhibit, the form of which will be approved by Fiserv, with such agreement specifying the Internet Banking Services to be provided and customers' obligations in using Internet Banking Services.

5. Client will review and approve all applications for use of Internet Banking Services, using any validation procedures Client determines, in its sole discretion, are necessary to ensure the financial integrity of a participating customer.

6. Client is, and shall remain, solely and exclusively responsible for any and all financial risks, including, without limitation, insufficient funds, associated with each customer accessing Internet Banking Services. Fiserv shall not be liable in any manner for such risk unless (a) the customer follows the procedures described in the written agreement referenced above; and (b) customer is assessed a penalty or late fee due to Fiserv's wrongful act or omission. In no event shall Fiserv's responsibilities for such penalties or late fees exceed $100.00.

7. Client will use, and will instruct its customers to use, Internet Banking Services in accordance with such reasonable rules as may be established by Fiserv from time to time as set forth in any materials furnished by Fiserv to Client.

8. Client assumes exclusive responsibility for the consequences of any instructions it may give to Fiserv, for Client's or its customers failures to access Internet Banking Services properly in a manner prescribed by Fiserv, and for Client's failure to supply accurate input information, including, without limitation, any information contained in an application.

11. Client will designate a bank settlement account to be used for the purposes of settling, in aggregate, the financial transactions requested via Internet Banking Services. Fiserv shall provide Client with details of the specific transactions, reported similarly as other transactions may be done, that were a result of access to Internet Banking Services. Client shall be responsible for auditing and balancing of any settlement accounts.

12. This Exhibit assumes a guaranteed or"good funds" environment for Bill Payment processing in which Client agrees to settle directly with Remittance Processor for bill payment transactions. Bill payment transactions for client are settled on the processing day after the bill payment instruction was sent to Remittance Processor. Client will receive a transmitted Payment Response File during the morning of each processing day. This file shows the dollar amounts for payments processed from the prior day's transmission. This file will also include a listing of any payment items that did not process and should not be settled. Client must transfer the total dollar amount of the payments processed to Remittance Processor's designated bank account by 11:00 a.m. Eastern Time or within a reasonable amount of time following the receipt of the Payment Response File and no later than the end of the business day at 5:00 p.m. Eastern Time. Remittance Processor will verify this wire transfer, and upon verification, will proceed with the processing for Client

11. Client will verify and reconcile any out-of-balance condition, and promptly notify Fiserv of any errors in the foregoing within 24 hours (exclusive of weekends and applicable holidays) after receipt of the applicable detail report(s) from Fiserv. If notified within such period, Fiserv shall correct and resubmit all erroneous files, reports, and other data at Fiserv's then standard charges, or at no charge, if the erroneous report or other data directly resulted from Fiserv's error.

12. Client is expressly prohibited from extending any warranty or warranties on Fiserv's behalf to any person.

                                                                     Exhibit O-1

                            Internet Banking Services


13. Client appoints Fiserv as its agent with the sole discretion for Remittance Processor selection for Fiserv's use in providing bill payment services and other similar third party services, which may, from time to time, become available or be offered to Client as additional services.

14. Client agrees to purchase any necessary equipment or software needed to provide Internet Banking Services from Fiserv or a Fiserv-approved alternative, and shall be responsible for maintaining such equipment or software in an operating condition, including any mandatory maintenance service programs prescribed by Fiserv. Fiserv will provide minimum specifications for all such equipment or software.

15. Premier eCom is a 32-bit application which requires ITI Connect 32 and Desktop 32 software. ITI Connect 32 is a separate item that must reside on each workstation and is acquired directly from ITI. The bank is responsible for the acquisition and installation of these two products.

16. Client agrees to provide first level customer support for Internet Banking Services with its customers.

17. Client will be responsible for the payment of all telecommunications expenses associated with Internet Banking Services.

18.  Client acknowledges and understands disaster recovery is excluded.

Client acknowledges and understands its responsibility and liability as they relate to Client's access to the Internet. Fiserv assumes no liability or control over the Internet access of its on-site systems and remote employee or affiliate access.



Client is contracting for these services:

     Premier eCom Internet Services               Yes____        No____

     Bill Payment Services                        Yes____        No____

     If Bill Payment Services are to be provided, indicate which company below:

               CheckFree         _____

               Princeton eCom    _____



CAPITAL BANK                             FISERV SOLUTIONS, INC.

By:    /s/ Allen T. Nelson, Jr.           By:    /s/ William W. Bryant
       ------------------------------            -----------------------------------------
Name:  Allen T. Nelson, Jr.               Name:  William W. Bryant
       ------------------------------            -----------------------------------------
Title: Executive Vice President & CFO     Title: Executive Vice President - Fiserv Atlanta
       ------------------------------            -----------------------------------------
Date:  December 3, 2001                    Date: December 10, 2001
       ------------------------------            -----------------------------------------

                                                                     Exhibit O-2

                         Internet Banking Services Fees

---------------------------------------------------------------------- ---------------------
                                       Implementation                        One-time Fees
---------------------------------------------------------------------- ---------------------
Implementation Fees:
Total Number of Accounts < 10,000  (Deposit and Loan Accounts)           *
Total Number of Accounts > 10,000  (Deposit and Loan Accounts)           *
CheckFree Bill Payment:
Total Number of Accounts < 10,000                                        *
Total Number of Accounts > 10,000                                        *
---------------------------------------------------------------------- ---------------------
Initial Set-up and Training:                                             *
1 Day Training Included plus T&E                                         *
---------------------------------------------------------------------- ---------------------

                                 Recurring Monthly Fees1
                                   Number of Customers

--------------------------------- ------------------------------------------ ----------------------
                                                                                  Monthly Fees
--------------------------------- ------------------------------------------ ----------------------
Recurring Fees:
Monthly Base Fee:                 Includes 1 hour maintenance per month**      *
Per Account Fee:                                                               *
CheckFree Bill Payment:
Monthly Base Fee:                                                              *
Per CheckFree Account Fee:                                                     *
CheckFree Special Services Fees:
Stop Pay or Re-Issue                                                           *
Overnight Deliver                                                              *
ROLA Station                                                                   *
--------------------------------- ------------------------------------------ ----------------------

                             Transaction Based Fees
----------------------------------------------------------------------------- ---------------------
Transaction Fees:
All Transactions (Includes Inquiries, transfers, etc.)                        *
----------------------------------------------------------------------------- ---------------------
CheckFree Bill Pay Transactions                                               *
----------------------------------------------------------------------------- ---------------------
New CheckFree Customer Setup                                                  *
----------------------------------------------------------------------------- ---------------------
Statement View Downloads
----------------------------------------------------------------------------- ---------------------

*Monthly minimum of * for the aggregate of these CheckFree Fees. **Additional maintenance * per hour, billed in 15 minute increments.
Additional Training:                      *
Programming/Consulting Services:          *
Internet audit fee allocated based on number of clients.


-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".


 All processing fees defined may be changed annually beginning with the second anniversary of this Agreement. Each change shall be limited to the lesser of three percent (3%) or the change in the U.S. Department of Labor, Consumer Price Index for the twelve (12) month period preceding the anniversary date. Processing fees shall not be adjusted for the first twenty-four (24) months of the Agreement.

New or replacement services that may be made available to Client subsequent to the Effective Date shall be priced by Fiserv at levels Fiserv deems appropriate.



                                                                     Exhibit O-3



                            Internet Banking Services

Client Web Site Branding.  Client Branding Services will include the following:

     o   Customized background textures and colors
     o   Customized button design and colors
     o   Customized Login Screen
     o   Customized Welcome page including picture, logo, text
     o   Customized font selections
     o   Customized Optional Buttons - maximum of four (4)
     o   Hyperlink to Client's Web page for Email
     o   Display of Industry Bugs (Member FDIC, Equal Housing Lender, etc.)


Completion of Web Branding Services: Based on a final review by Client of the pre-live Client Web Site including text, graphic, and navigation content and other authorized content, Client will provide written approval thereof, which approval will not be unreasonably withheld or delayed. Such approval will constitute authorization to implement the Client Web site on Fiserv's Internet System. Implementation of the Client Web Site on Fiserv's Internet System will occur within 5 business days of Fiserv's receipt of Client's approval.

                            Internet Banking Services

Internet Web Hosting Services:

Basic Service: The Internet Web Hosting Services includes a Client directory with Fiserv Atlanta's domain name or under Client's domain name if Client has a registered domain name. Fiserv agrees that Web Hosting Services will provide a hosting site for the Client Web Site and shall be available for access on a 7 day, 24 hour basis, with an uptime of 90% other than required maintenance and upgrade periods. Fiserv will make commercially reasonable efforts to minimize these downtime periods so that they are of as short as duration as possible, and at the least active times.

Fiserv will submit Client's Web Site Universal Resource Locator (URL) address to mutually agreed upon database search and retrieval services (such as Yahoo) and listing service (such as COOL) on the Internet for the purposes of listing the Web Site. These listing services are billed to Client. Client agrees to (i) pay for any such fees or for any other listing or advertising services Client may elect, or (ii) cancel such listing services. Unless otherwise agreed to in writing, Client is responsible for notifying Fiserv of updates to Client's Web Site on an as needed basis. Fiserv shall incorporate such change to the Fiserv Internet System on a periodic basis as mutually agreed.

It is the client's responsibility to monitor and contact Fiserv should there be a problem with the home page. Fiserv will not be liable for any changes made by an unauthorized person.


--------------------------------- -------------------------------------------------- -----------------------
             Description                                                                     Fees
--------------------------------- -------------------------------------------------- -----------------------
Implementation:                   One-Time Implementation Fee                         *
--------------------------------- -------------------------------------------------- -----------------------
Recurring :                       Monthly Base Fee                                    *
                                  Includes 1 Hour of Changes Per Month*
--------------------------------- -------------------------------------------------- -----------------------
Optional Enhancements:            Per Hour, Billed in 15 Minute  Increments           *
--------------------------------- -------------------------------------------------- -----------------------


Note:  * Unused Time Cannot Be Carried  Forward.




Client is contracting for Web Site Hosting Services:    Yes___     No___




CAPITAL BANK                             FISERV SOLUTIONS, INC.

By:    /s/ Allen T. Nelson, Jr.           By:    /s/ William W. Bryant
       ------------------------------            -----------------------------------------
Name:  Allen T. Nelson, Jr.               Name:  William W. Bryant
       ------------------------------            -----------------------------------------
Title: Executive Vice President & CFO     Title: Executive Vice President - Fiserv Atlanta
       ------------------------------            -----------------------------------------
Date:  December 3, 2001                    Date: December 10, 2001
       ------------------------------            -----------------------------------------


-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".

                  ADDENDUM TO DATA PROCESSING SERVICE AGREEMENT
                                     BETWEEN
                                  CAPITAL BANK
                             RALEIGH, NORTH CAROLINA
                                       AND
                             FISERV SOLUTIONS, INC.
                                ATLANTA, GEORGIA

          1. In-House Processing. Client may terminate the Agreement for Account Processing for the sole purpose of installing either the ITI Premier Banking System or the Fiserv Comprehensive Banking System (CBS) in an In-House environment after a minimum of thirty-nine (39) months processing of the Agreement and avoid early termination Liquidated Damages charges. Deconversion fees would remain as stated in Exhibit A-2. All services in this Agreement must convert to an In-House system processed by Capital Bank. If any of the services convert to another servicer or another bank, the termination fees in Section 11-Termination would apply. Customer must notify Fiserv in writing with a termination date at least one hundred eighty (180) days in advance of deconversion in order to exercise this option. Deconversion may not take place prior to the fortieth (40th) month of this Agreement. Client may terminate the Agreement for Item Processing services for the sole purpose of installing an in-house solution of their choice that is compatible with Fiserv Atlanta after thirty-six (36) months and avoid early termination Liquidated Damages charges for Item Processing.

          2. Acquired Business. Should Client acquire other Fiserv Atlanta ITI System and/or Fiserv Item Processing Clients, the following conditions would apply:

          a) Acquisition and processing merge or separate institution addition to Capital Bank Corporation that occurs between January 1, 2002 and March 31, 2004, (27 months of term) early termination fees of the acquired Client will be waived.

          b) Acquisition and processing merge or separate institution addition to Capital Bank Corporation that occurs after March 31, 2004, early termination fees of the acquired Client will be calculated based on the remaining term less the number of months remaining on the Agreement of Capital Bank (initial expiration date of December 31, 2005). Capital Bank may elect to extend the Agreement past then current expiration date by the term necessary for Fiserv to realize the projected contract value of the acquired business in order to avoid the early termination fees of the acquired business.

          c) Should Capital Bank choose to install either ITI or CBS solutions in an in-house environment after 39 months and before 48 months and acquired business activities have occurred, early termination fees of acquired Client contracts will be recalculated based on the month of deconversion prior to the 48th month of the Agreement.

          d)  Acquired business conversion fees:
                       o Account Processing - * per total Deposit and Loan Accounts with a maximum of * per institution converted/merged.
                       o   Item Processing - * per institution.
                       o   Out-of-pocket travel related expenses paid by Client.

          e) Acquired business activities/volumes will be combined with Capital Bank Corporation fee structure then in place effective the first day of the month after one full month from the effective merger date. A monthly consolidated invoice will be presented to Capital Bank Corporation for all institutions within the corporation. (Community Savings Bank, Burlington, N.C. will continue to be invoiced based on the current contract Agreement until April 1, 2002 and be combined with Capital Bank Corporation on April 1, 2002.)



CAPITAL BANK                             FISERV SOLUTIONS, INC.

By:    /s/ Allen T. Nelson, Jr.           By:    /s/ William W. Bryant
       ------------------------------            -----------------------------------------
Name:  Allen T. Nelson, Jr.               Name:  William W. Bryant
       ------------------------------            -----------------------------------------
Title: Executive Vice President & CFO     Title: Executive Vice President - Fiserv Atlanta
       ------------------------------            -----------------------------------------
Date:  December 3, 2001                    Date: December 10, 2001
       ------------------------------            -----------------------------------------






-------------------------------
* Selected portions have been deleted as confidential pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended ("Rule 24b-2"). Complete copies of the entire exhibit have been filed separately with the Securities and Exchange Commission (the "Commission") and marked "CONFIDENTIAL TREATMENT".